UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Brandywine Realty Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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brandywine
REALTY TRUST

QUALITY
INNOVATION
INTEGRITY
COMMUNITY

2021 PROXY STATEMENT

Notice of Annual Meeting of Shareholders

To our Shareholders:

We cordially invite you to attend the 2021 Annual Meeting of Shareholders of Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”). This year’s annual meeting will be a virtual meeting of shareholders. You will be able to attend the annual meeting and vote and submit questions in advance of the annual meeting by visiting www.virtualshareholdermeeting.com/BDN2021. You may also submit questions in advance of the annual meeting by visiting www.proxyvote.com. We will respond to as many inquiries at the annual meeting as time allows. Prior to the annual meeting you will be able to authorize a proxy to vote your shares at www.proxyvote.com on the matters submitted for shareholder approval at the annual meeting, and we encourage you to do so.

If you plan to attend the annual meeting online, you will need the 16-digit control number included in your Notice of Internet Availability, on your proxy card or on the instructions that accompany your proxy materials. The annual meeting will begin promptly at 10:00 a.m. (Eastern Time). Online check-in will begin at 9:30 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures.

At the 2021 annual meeting, shareholders as of the close of business on the record date will be asked to consider and vote upon the following matters, as more fully described in the Proxy Statement:

1.

To consider and vote upon the election of seven persons to the Board of Trustees of the Company, each to serve for a term expiring at the 2022 annual meeting of shareholders and until his or her successor is duly elected and qualified.

2.	To consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for calendar year 2021.

3.	To consider and vote upon the approval of a non-binding, advisory resolution on executive compensation.

4.	To transact such other business as may properly come before the meeting and at any postponement or adjournment of the meeting.

YOUR VOTE IS IMPORTANT TO US. Whether or not you plan to virtually attend the 2021 annual meeting, please authorize a proxy to vote your shares as soon as possible to ensure that your shares will be represented at the annual meeting.

By Order of the Board of Trustees

Shawn Neuman, Senior Vice President, General Counsel and Secretary

April 1, 2021

2929 Walnut Street, Suite 1700 | Philadelphia, PA 19104 | (610) 325-5600

Proxy Statement for the

Annual Meeting of Shareholders

To be held on May 18, 2021

The Annual Meeting of Shareholders of Brandywine Realty Trust (“Brandywine,” “we,” “us,” “our” or the “Company”) will be held on Tuesday, May 18, 2021 at 10:00 a.m., Eastern Time. Our annual meeting will be a virtual meeting of shareholders conducted via a live webcast. You will be able to attend the virtual annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BDN2021.

At our annual meeting, we will ask you:

1.

To consider and vote upon the election of seven persons to our Board of Trustees, each to serve for a term expiring at the 2022 annual meeting of shareholders and until his or her successor is duly elected and qualified.

2.	To consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2021.

3.	To consider and vote upon the approval of a non-binding, advisory resolution on executive compensation.

4.	To transact such other business as may properly come before the meeting and at any postponement or adjournment of the meeting.

Only holders of record of our common shares of beneficial interest, par value $0.01 per share, as of the close of business on March 22, 2021 are entitled to notice of and to vote at the 2021 annual meeting of shareholders or at any postponement or adjournment of the meeting.

Our Board of Trustees knows of no other business that will be presented for consideration at the annual meeting. If any other matter should be properly presented at the annual meeting or any postponement or adjournment of the annual meeting for action by the shareholders, the persons named in the proxy card will vote the proxy in accordance with their discretion on such matter.

On or about April 1, 2021, we mailed a Notice of Internet Availability of Proxy Materials to shareholders. This proxy statement and the form of proxy are first being furnished to shareholders on or about April 1, 2021.

Important Notice Regarding Internet Availability of Proxy Materials

We are pleased to take advantage of the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process will expedite shareholders’ receipt of proxy materials, lower the costs and reduce the environmental impact of our 2021 annual meeting of shareholders. We will send a full set of proxy materials or a “Notice of Internet Availability” of Proxy Materials on or about April 1, 2021 and provide access to our proxy materials over the Internet, beginning on April 1, 2021, for the holders of record and beneficial owners of our common shares as of the close of business on the record date. The Notice of Internet Availability instructs you on how to access and review the Proxy Statement and our annual report, and how to authorize a proxy to vote your shares over the Internet.

Instead of receiving paper copies of future annual reports and proxy statements in the mail, you may elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save us the cost of producing and mailing documents to you. With electronic delivery, we will notify you by e-mail as soon as the annual report and proxy statement are available on the Internet, and you may easily submit your shareholder votes online. If you are a shareholder of record, you may enroll in the electronic delivery service at the time you vote by selecting electronic delivery if you vote on the Internet, or at any time in the future by going directly to www.proxyvote.com, selecting the “request copy” option, and following the enrollment instructions.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholders Meeting to be Held on May 18, 2021

This proxy statement, the form of proxy and our 2020 annual report to shareholders are available at www.proxyvote.com.

Cira Centre **earned UL's brand-new Healthy Building IAQ Verification Mark,** which uses IEQ testing and verification to focus on indoor air quality, water quality, building hygiene, and lighting and acoustic quality.

Other Information	79
Certain Relationships and Related Party Transactions	79
Proposals Pursuant to SEC Rule 14a-8	80
Proxy Access Trustee Nominees	80
Other Proposals and Nominees	80
Review of Shareholder Proposals; Other Business	81
Expenses of Solicitation	81

Understanding that all employees have a right to high quality healthcare, we are **covering the full cost of health benefits** for employees earning less than $38,000 per year.

BRANDYWINE REALTY TRUST

Business Highlights1

[1]

Please see “Compensation Discussion - Analysis Discussion” later in this proxy statement and Appendix A to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.

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2021 PROXY STATEMENT

Development Highlights

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BRANDYWINE REALTY TRUST

In Progress

Development of 405 Colorado,
Austin, TX

Broadmoor Master Plan Development
commencing in 2021, Austin, TX

Development of Schuylkill Yards,
West Tower, Philadelphia, PA

welcome.

Redevelopment of 3000 Market St
Philadelphia, PA

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Brandywine **achieved Green Lease Leaders Gold** for the first time, driving shared cost and energy savings for our company and our tenants.

BRANDYWINE REALTY TRUST

Environmental, Social and

Governance Snapshot

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2021 PROXY STATEMENT

Commitment to Environmental Stewardship

Brandywine’s best-in-class environmental practices span the entirety of our portfolio, from the properties we develop, to the ones we lease and manage. We prioritize efforts to minimize environmental impact through energy and resource-efficient buildings in transit-oriented locations, and deliver Class A office environments that emphasize the health and well-being of building occupants.

Sustainable Development

Clockwise: Schuylkill Yards, Philadelphia, PA; 405 Colorado, Austin, TX; and 1676 International Drive, Tysons, VA

Our portfolio reflects our commitment to sustainability and our focus on certified buildings that prioritize the health and wellbeing of employees, tenants, residents and visitors. From conception, we factor energy performance into each phase of the building’s life-cycle, from energy modeling during design and development, to commissioning and smart operations and maintenance practices to ensure that results are achieved. We understand that our developments will have a lasting

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BRANDYWINE REALTY TRUST

impact on their surrounding communities, so we focus on sustainable community development by taking advantage of existing transit infrastructure and proximity to vibrant nearby amenities.

Office Building Operations

Our Operations Team continually evaluates the impact our properties have on the environment by utilizing building data to implement improvements, increase efficiencies, and create new standards to drive economies in system performance. To that end, Brandywine owns and/or manages over 21.9 million square feet of green certified space with more than 50% of its core portfolio as ENERGY STAR certified in 2020.

Green Leasing: As a recognized “Green Lease Leader Gold” by the U.S. Department of Energy and the Institute for Market Transformation, Brandywine incorporates key sustainability language into our leases, covering issues such as chemical use, indoor air quality, energy efficiency, water efficiency, recycling, and other strategies to drive shared cost savings that benefit both tenant and landlord.

The Power of Partnerships

Green Building United: For nearly a decade, we have partnered with Green Building United to help foster transformative impact in Philadelphia through green building education and advocacy. Brandywine has chaired numerous committees, including the annual Philadelphia Sustainability Symposium and Green Building United’s Annual Groundbreaker Awards. Brandywine was one of the first companies in the region to commit to Green Building United’s 2030 District, which targets a 50% reduction in energy usage in the city of Philadelphia by 2030.

Corporate Social Responsibility

At Brandywine, we believe the value in what we do, lies in the difference we can make. As such, we are committed to being good neighbors and corporate citizens in the communities in which we live and work.

Neighborhood Engagement Initiative

In collaboration with a wide range of partners, Brandywine introduced an unprecedented Neighborhood Engagement Initiative as part of Schuylkill Yards, totaling a $16+ million commitment to the surrounding community. Programs include:

Grow Philadelphia Capital Fund: through a partnership with The Enterprise Center, a non-profit lender and small business technical assistance provider, we created this fund to provide low cost capital with an interest rate of 1% directly to Philadelphia Minority Enterprises to accelerate growth, enhance employment opportunities, and drive economic development in the community.

Construction Apprenticeship Preparatory Program: we sponsor the Construction Apprenticeship Preparatory Program (CAPP), a 15- week classroom-based curriculum designed to prepare candidates for the required entrance exams and interview process for the skilled building trade unions. Participants who pass an apprentice exam are provided mentorship and offered employment on our projects. To date, 57 individuals have been placed in Union jobs.

Local Sourcing Initiative: to assist in creating new procurement channels for West Philadelphia businesses, we make introductions between local businesses and our tenants, and fund a 10% discount for all tenants on their first purchase of goods or services from a West Philadelphia vendor.

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2021 PROXY STATEMENT

CDC Co-Development: we are hiring a Community Developmental Corporation (CDC) for each Schuylkill Yards project, allowing the CDCs to earn revenue and build capacity for their staff to better execute projects that enhance their community-serving mission.

Community Fund: we are contributing a $9.3 million grant to a Community Fund managed by a consortium of local community groups, which will provide capital for affordable housing and preservation initiatives, additional small business and employment programs, community capacity building, and educational support for local public schools.

Philanthropy

Since our inception, Brandywine has partnered with an array of organizations to provide donations, funding and personnel to support the causes and advocacy that are important to both our company and our employees. Highlights of this focus include:

With the challenges of 2020 and the COVID-19 pandemic, Brandywine continued to rise to the occasion, with a swift response designed to uplift the local communities through volunteer efforts and financial contributions that safeguard local livelihoods:

$20,000+ collected by employees then matched by Brandywine to support third party vendors in need

36,000+ meals provided to Philadelphians in need in partnership with our food & beverage tenants

$350,000 grant provided to the Enterprise Center for the Grow Philadelphia Small Business COVID-19 Resilience Fund

$200,000 grant provided to the African American Chamber of Commerce to provide low-interest loans to Chamber members impacted by the pandemic and continued social unrest

$25,000 in holiday donations split between five nonprofit organizations spanning our core regions.

Our company provides each employee with the opportunity to utilize 3-days of paid Volunteer Time Off each year to give back to nonprofit organizations of their choice.

Through our Employee Match Program, Brandywine will match a donation to certain qualifying non-profit organizations to which our employees contribute, including organizations such as the American Heart Association, Alzheimer’s Association, The Leukemia & Lymphoma Society, and Habitat for Humanity.

In our Philadelphia office buildings, our management teams have partnered with eWaste and PAR Recycling-companies that specifically employ formerly-incarcerated individuals as a true “second chance.”

Employee Engagement

Our employees are our greatest assets. Their commitment to excellence in their everyday encounters helps us to foster a collaborative atmosphere where internal partnerships belay creativity and inspiration. As a company, we seek to embody the best practices for team cohesiveness, and do so by promoting diversity and inclusion throughout every level of the organization.

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BRANDYWINE REALTY TRUST

As part of our employee training and professional development program, Brandywine employees are given the tools they need to successfully execute our mission, while simultaneously fostering career growth. In 2020, 100% of employees received professional training, which equates to 2,712 training hours, and 75% of employees received ESG-specific training. To facilitate important conversations and connections between employees, we have three Affinity Teams that focus on stewarding opportunities to build leadership, promote employee engagement, and increase career success: GROW (Growth in Relationships & Opportunity for Women), Young Professionals, and Diversity, Inclusion and Belonging.

To encourage a culture of open dialogue and provide employees with the tools to align their career development with their goals, we perform annual performance reviews that give employees an opportunity to garner formal feedback from their managers and set objectives for career growth.

Through our Cristo Rey partnership, Brandywine sponsors high school student internships and summer work programs.

Brandywine was named to the State Street Global Advisors Gender Diversity Index which tracks U.S. companies with the highest levels of gender diversity in leadership positions within their respective sectors.

To emphasize the importance of continuous learning, Brandywine offers a tuition reimbursement program to all employees.

Corporate Governance

Strong corporate governance encourages accountability and transparency, as it promotes the long-term interests of shareowners, strengthens Board and Management accountability, and helps build public trust in the company.

Our commitment to good corporate governance has enabled us to maintain our industry-leading ISS Governance Quality Score of 1 again in 2020 - representing the highest governance rating that can be received from ISS. In addition, Brandywine continues to maintain an A Rating from MSCI ESG Research LLC.

The below list of practices highlights our alignment with good corporate governance:

Board Structure

All Trustees are independent other than our President and CEO

Separate Chairman and Chief Executive Officer

Trustees are elected annually

Robust role for Lead Independent Trustee, who chairs the Board

Open communication and effective working relationships among Trustees with regular access to management
Active year-round shareholder outreach and engagement

Majority voting in uncontested elections

Resignation policy for any Trustee who does not receive majority support

Robust trustee and officer share ownership requirements

Anti-hedging policy and anti-pledging policy by trustees and executive officers

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2021 PROXY STATEMENT

Regular executive sessions of independent Trustees

Two Audit Committee members are “audit committee financial experts”

Risk oversight by full Board and Committees

Annual Board and Committee self-assessment
Express Board diversity commitment in Corporate Governance Principles

Board refreshment, with three of our seven Trustee nominees having tenures of five years or fewer, including one newly nominated Trustee

Shareholder Rights

Proxy access provisions in our Bylaws

No poison pill

Shareholders have the right to call a special meeting

As a Maryland REIT, we have opted out of the Maryland Unsolicited Takeover Act (MUTA) and the Maryland Business Combination Act

Simple majority vote requirement for mergers requiring a shareholder vote

Our shareholders have the power to amend our Bylaws

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Brandywine's Return To The Workplace approach **prioritizes the health, safety and security of our tenants and employees.**

- Upgraded building HVAC filtration systems; increased fresh air intake & air exchanges per hour
- Enforcing state and local guidelines on social distancing & personal protective equipment
- Enhanced cleaning procedures & frequency with hospital grade disinfectant
- Increased safe use & occupancy regulations in elevators, common areas, & amenity spaces
- Increased health & safety training and procedures for building personnel, contractors & vendors
- Installed signage & floor markers enforcing 6-foot distancing & other health & safety protocol

2021 PROXY STATEMENT

Information about the Meeting and Voting

How Can I Participate in the Annual Meeting?

You can access the virtual annual meeting at the meeting time by visiting www.virtualshareholdermeeting.com/BDN2021. By hosting the annual meeting online, we are able to communicate more effectively with our shareholders, enable increased attendance and participation, reduce costs and increase overall safety for both the Company and our shareholders. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

If you plan to attend the annual meeting online, you will need the 16-digit control number included in your Notice of Internet Availability, on your proxy card or on the instructions that accompany your proxy materials. The annual meeting will begin promptly at 10:00 a.m. (Eastern Time). Online check-in will begin at 9:30 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures.

What Am I Voting on?

Our Board of Trustees is soliciting your vote for:

The election of seven Trustees, each to serve for a term expiring at the 2022 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each of the seven individuals nominated for election is currently serving on our Board.

Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2021.

Approval of a non-binding, advisory resolution on executive compensation.

If any other matter should be properly presented at the annual meeting or any postponement or adjournment of the meeting for action by the shareholders, the persons named in the proxy card will vote the proxy in accordance with his or her discretion on such matter.

What Are the Board’s Recommendations?

Our Board recommends that you vote:

FOR the election to the Board of each of the seven nominees identified in this proxy statement, with each to serve as a Trustee for a term expiring at the 2022 annual meeting of shareholders and until his or her successor is duly elected and qualified.

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BRANDYWINE REALTY TRUST

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2021.

FOR the approval of a non-binding, advisory resolution on executive compensation.

Who Is Entitled to Vote?

Holders of common shares of beneficial interest, par value $0.01 per share, or common shares, of record as of the close of business on March 22, 2021 are entitled to notice of and to vote at the annual meeting. Common shares may be voted only if the shares are represented by proxy or in person by the record holder attending the annual meeting via webcast. As of the record date, 170,663,251 common shares were issued and outstanding and entitled to vote.

How Do I Vote?

Shareholders of Record

If you are a shareholder of record, there are several ways for you to vote your common shares at the annual meeting:

Voting by Internet

You may vote your shares through the Internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to authorize a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

Voting by Mail

If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted:

1.  FOR the election to our Board of each of the seven nominees identified in this proxy statement, with each to serve as a Trustee for a term expiring at the 2022 annual meeting of shareholders and until his or her successor is duly elected and qualified;

2.  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2021; and

3.  FOR the approval of a non-binding, advisory resolution on our executive compensation.

Voting by Telephone

You may vote your shares by telephone by calling toll-free 1-800-690-6903. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to authorize a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

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2021 PROXY STATEMENT

Attendance at Virtual Meeting

The annual meeting will be a virtual meeting of shareholders and you may vote virtually at the annual meeting. Even if you plan to attend the virtual meeting via live webcast, we recommend that you submit your proxy card or voting instructions, or vote by telephone or the Internet by the deadline so that your vote will be counted even if you later decide not to attend the virtual meeting.

Beneficial Owners

If you are a shareholder whose shares are held in “street name” (i.e., in the name of a broker or other custodian), you may vote the shares at the annual meeting only if you obtain a legal proxy from the broker or other custodian giving you the right to vote the shares. Alternatively, you may have your shares voted at the meeting by following the voting instructions provided to you by your broker or custodian. Although most brokers offer voting by mail, telephone and via the Internet, availability and specific procedures will depend on their voting arrangements. If you do not provide voting instructions to your broker or other custodian, your shares are referred to as “uninstructed shares.” Under rules of the New York Stock Exchange, your broker or other custodian does not have discretion to vote uninstructed shares on non-routine matters, such as Proposals 1 and 3. Your broker or other custodian does have discretion to vote your shares on Proposal 2.

How May I Revoke or Change My Vote

You may revoke your proxy at any time before it is voted at the Meeting by any of the following methods:

Submitting a later-dated proxy by mail, over the telephone by calling toll-free 1-800-690-6903 or through the Internet by signing on to the website identified on the proxy card.

Sending a written notice, including by telecopy to 610-832-4928, to our Secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the closing of the vote at the annual meeting to:

Brandywine Realty Trust 2929 Walnut Street, Suite 1700 Philadelphia, Pennsylvania 19104 Attention: Shawn Neuman, Senior Vice President, General Counsel and Secretary

Attending the annual meeting via webcast and voting your shares. Your attendance at the meeting will not in and of itself revoke any previously delivered proxy. You must also vote your shares at the meeting.

What Constitutes a Quorum?

The holders of a majority of the outstanding common shares entitled to vote at the annual meeting must be present in person via attendance by live webcast or by proxy to constitute a quorum. Unless a quorum is present at the meeting, no action may be taken at the meeting except the adjournment thereof to a later time. All valid proxies returned will be included in the determination of whether a quorum is present at the meeting. The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be treated as present for quorum purposes. “Broker non-votes,” as discussed below, will be considered as present for determining a quorum.

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BRANDYWINE REALTY TRUST

What Is a Broker Non-Vote?

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner returns a properly-executed proxy but does not cast a vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

What Vote Is Required to Approve Each Proposal?

Voting Rights Generally. Each common share is entitled to one vote on each matter to be voted on at the annual meeting. Shareholders have no cumulative voting rights. The advisory vote on Proposal 3 is non-binding, as provided by law. However, our Board will review the results of the vote and, consistent with our record of shareowner engagement, will take it into account in making a determination concerning executive compensation.

Election of Trustees. Our Bylaws provide that, in an uncontested election, a nominee for Trustee is elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. The majority voting standard would not apply in contested elections, and Trustees are elected by a plurality of the votes cast in a contested election.

The majority voting standard will apply to the election of Trustees at the annual meeting. Accordingly, a nominee for election to the Board will be elected if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. Broker non-votes, if any, and abstentions will not be treated as votes cast for the election of a Trustee and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Our Bylaws provide that a Trustee nominated for re-election who fails to receive the required number of votes for reelection must tender his or her offer to resign to our Board of Trustees for its consideration. The Corporate Governance Committee will act on an expedited basis to determine whether it is advisable to accept the Trustee’s resignation and will submit the recommendation for prompt consideration by our Board. Our Board will act on the tendered offer of resignation within 90 days following certification of the shareholder vote and will promptly and publicly disclose its decision. The Trustee whose offer of resignation is under consideration will abstain from participating in any decision regarding his or her offer of resignation. If the offer of resignation is not accepted, the Trustee will continue to serve until the next annual meeting of shareholders and until the Trustee’s successor is duly elected and qualified or until the Trustee’s earlier resignation or removal. The Corporate Governance Committee and our Board may consider any factors they deem relevant in deciding whether to accept a Trustee’s offer of resignation.

Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2021 requires the affirmative vote of a majority of all of the votes cast on this Proposal. Abstentions and broker non-votes will therefore have no effect on the result of such vote.

Non-Binding, Advisory Vote on Executive Compensation. Approval, by non-binding vote, of our executive compensation requires the affirmative vote of a majority of all of the votes cast on this Proposal. Abstentions and broker non-votes will therefore have no effect on the result of such vote.

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2021 PROXY STATEMENT

Who Counts the Votes?

We have engaged Broadridge Financial Solutions, Inc. as our independent agent to receive and tabulate votes. Broadridge will separately tabulate “for” and “against” votes, abstentions and broker non-votes. We have also retained an independent inspector of elections to certify the results, report on the existence of a quorum and the validity of proxies and ballots.

What Does it Mean if I Receive More Than One Proxy Card?

Some of your shares may be registered differently or are in more than one account. You should vote each of your accounts by telephone or the Internet or mail. If you mail proxy cards, please sign, date and return each proxy card to assure that all of your shares are voted. If you hold your shares in registered form and wish to combine your shareholder accounts in the future, you should contact our transfer agent, Computershare, at (888) 985-2061; outside the U.S., (781) 575-2879. Combining accounts reduces excess printing and mailing costs, resulting in savings for us that benefit you as a shareholder.

What if I Receive Only One Set of Proxy Materials Although There Are Multiple Shareholders at My Address?

If you and other residents at your mailing address own common shares you may have received a notice that your household will receive only one annual report, proxy statement and Notice of Internet Availability of Proxy Materials. If you hold common shares in street name, you may have received this notice from your broker or other custodian and the notice may apply to each company in which you hold shares through that broker or custodian. This practice of sending only one copy of proxy materials is known as “householding.” We do this to conserve natural resources. If you did not respond to a timely notice that you did not want to participate in householding, you were deemed to have consented. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by calling telephone number (800) 542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. If you did not receive an individual copy of this proxy statement, our annual report and Notice of Internet Availability of Proxy Materials, we will send a copy to you, free of charge, if you address your written request to Brandywine Realty Trust, 2929 Walnut Street, Suite 1700, Philadelphia, PA 19104, Attention: Shawn Neuman or by calling Mr. Neuman at (610) 832-7756. If you are receiving multiple copies of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials, you may request householding by contacting Mr. Neuman in the same manner.

How Do I Submit a Shareholder Proposal for Next Year’s Annual Meeting?

Shareholder proposals may be submitted for inclusion in the proxy statement for our 2022 annual meeting of shareholders in accordance with rules of the Securities and Exchange Commission (“SEC”). See “Other Information - Proposals Pursuant to Rule 14a-8” later in this proxy statement. In addition, eligible shareholders are entitled to nominate and include in our proxy statement for our 2022 annual meeting Trustee nominees, subject to limitations and requirements in our Bylaws. See “Other Information - Proxy Access Trustee Nominees” later in this proxy statement. Any shareholder who wishes to propose any business at the 2022 annual meeting other than for inclusion in our proxy statement pursuant to Rule 14a-8 or nominees for election as Trustees pursuant to the proxy access provisions in our

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BRANDYWINE REALTY TRUST

Bylaws, must provide timely notice and satisfy the other requirements in our Bylaws. See “Other Information - Other Proposals and Nominees” later in this proxy statement. Proposals should be sent via registered, certified, or express mail to Shawn Neuman, Senior Vice President, General Counsel and Secretary, Brandywine Realty Trust, 2929 Walnut Street, Suite 1700, Philadelphia, Pennsylvania 19104.

Will I Receive a Copy of the Annual Report and Form 10-K?

We have furnished our 2020 Annual Report with this proxy statement. The 2020 Annual Report includes our audited financial statements, along with other financial information about us, and is not part of the proxy solicitation materials.

You may obtain a free copy of our Form 10-K, which also includes the audited financial statements of Brandywine Operating Partnership, L.P., our operating partnership subsidiary, by one of the following:

Accessing our Internet site at http://www.brandywinerealty.com and clicking on the “Investor Relations” link	Writing to our Senior Vice President, General Counsel and Secretary, Shawn Neuman, at 2929 Walnut Street, Suite 1700 Philadelphia, PA 19104	Calling Mr. Neuman at: (610) 832-7756

You may also obtain a copy of our Form 10-K and other periodic filings and current reports from the SEC’s EDGAR database at www.sec.gov.

How Can I Access the Proxy Materials Electronically?

This proxy statement and our 2020 Annual Report are available on our website at www.proxyvote.com. Instead of receiving copies of future annual reports, proxy statements, proxy cards and Notices of Internet Availability of Proxy Materials, by mail, shareholders may elect to receive an email that will provide electronic links to our proxy materials and the proxy voting site. Choosing to receive your future proxy materials or Notices of Internet Availability of Proxy Materials online will save us the cost of producing and mailing documents to you and help conserve natural resources. You may sign up for electronic delivery by visiting www.proxyvote.com.

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Our three Affinity Teams focus on stewarding **opportunities to build leadership, promoting employee engagement, and increasing career success.**

BRANDYWINE REALTY TRUST

Proposal 1: Election of Trustees

We first ask that you vote to elect to our Board each of the seven persons nominated by our Board of Trustees to serve for a term expiring at the 2022 annual meeting of shareholders and until his or her successor is duly elected and qualified. Six of the seven nominees are currently Trustees. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. One of our current Trustees, Wyche Fowler, will be retiring from the Board at the end of his term at the annual meeting.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Trustees.

Trustee Criteria, Qualifications, Experience and Tenure

We are one of the largest publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage principally an urban, town center and transit-oriented portfolio comprising 175 properties and approximately 24.7 million square feet as of December 31, 2020.

Our business and affairs are managed under the direction of our Board of Trustees. Our Corporate Governance Principles contain Board membership qualifications and we strive for a mix of skills, experience and perspectives that will help create a dynamic and effective Board. In selecting nominees, the Board and its Corporate Governance Committee assess the independence, character and acumen of candidates and endeavor to establish areas of core competency of the Board, including, among others, industry knowledge and experience; management, accounting and finance expertise; and demonstrated business judgment, leadership and strategic vision. Our Board values diversity of backgrounds, experience, ethnicity, gender, perspectives and leadership in different fields when identifying nominees.

Our Board and its Corporate Governance Committee consider Trustee tenure in making Board nomination decisions and believe that it is desirable to maintain a mix of longer-tenured, experienced Trustees and newer Trustees with fresh perspectives. We also believe that longer-tenured, experienced Trustees are a significant strength of the Board, given Brandywine’s size and range of activities.

Below, we identify the key experiences, qualifications and skills our Trustee nominees bring to the Board and that the Board considers important in light of our business and industry.

Industry Knowledge and Experience. We seek Trustees with experience as executives, directors or other leadership positions, including in commercial real estate, finance and accounting, because our success depends on acquiring, developing and leasing attractive real estate for the communities in which we have a presence, and raising and investing capital prudently to grow our portfolio with high-yielding assets. This experience is critical to the Board’s ability to understand our portfolio and business, assess our competitive position within the commercial real estate markets in which we operate, assess the strengths and weaknesses of our competitors, maintain awareness of trends and innovations in commercial real estate and real estate capital markets, and evaluate potential acquisitions and our acquisition and growth strategy.

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2021 PROXY STATEMENT

Management, Accounting and Finance Expertise. We believe that an understanding of management practices, finance and financial reporting processes is important for our Trustees. We value management experience as it provides a practical understanding of organizations, processes, strategies, risk management and the methods to drive change and growth that permit the Board to identify and recommend improvements to our operations, leasing and marketing approaches and portfolio strategy. A strong understanding of accounting and finance is important for ensuring the integrity of our financial reporting and critically evaluating our performance. We currently have two Trustees who qualify as audit committee financial experts and expect all of our Trustees to be financially knowledgeable.

Business Judgment, Leadership and Strategic Vision. We believe that Trustees with experience in significant leadership positions demonstrate excellent business judgment, leadership skills and strategic vision. We seek Trustees with these characteristics as they bring special insights to Board deliberations and processes. We also believe that Trustees who have served as senior executives are in a position to challenge management and contribute practical insight into business strategy and operations. In addition, many of our Trustees have experience as directors or trustees of academic, research, nonprofit, and philanthropic institutions, and bring valuable perspectives from these experiences.

Governance Expertise. A deep understanding of a corporate board’s duties and responsibilities enhances Board effectiveness and ensures independent oversight that is aligned with shareholder interests.

The Board and its Corporate Governance Committee evaluate the Board’s own composition in the context of the diverse experiences and perspectives that the Trustees collectively bring to the boardroom.

Their backgrounds provide the Board with vital insights in areas such as:

Commercial Real Estate	Accounting and Financial	Risk Management

Mergers and Acquisition	Business Administration and Operations	Governmental and Regulatory Affairs

Marketing and Sales	Capital Deployment and Capital Markets	Executive Leadership and Talent Development

Tenant and Customer Perspective	Sustainability and Corporate Responsibility	Technology

The experiences, qualifications and skills of each Trustee that the Board considered in his or her nomination are included below the Trustees’ individual biographies on the following pages. The Board concluded that each nominee should serve as a Trustee based on the specific experience and attributes listed below each Trustees’ biography and the Board’s knowledge of each nominee, including the insight and collegiality each nominee is expected to bring to the Board’s functions and deliberations.

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BRANDYWINE REALTY TRUST

Annual Board Evaluation Process

The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the Board are designed and implemented under the direction of the Corporate Governance Committee and aim to assess Board and Committee effectiveness as well as individual Trustee performance and contribution levels. The Corporate Governance Committee and full Board consider the results of the annual evaluations in connection with their review of Trustee nominees to ensure the Board continues to operate effectively.

Each year, our Trustees complete governance questionnaires and self-assessments. In addition, the Chair of the Corporate Governance Committee coordinates in-depth interviews with each of the Trustees to solicit their feedback. These questionnaires and assessments and feedback from the interviews facilitate a candid assessment of: the Board’s performance in areas such as business strategy, risk oversight, talent development and succession planning and corporate governance; the Board’s structure, composition and culture; and the mix of skills, qualifications and experiences of our Trustees.

Trustees; Nominees

The Board, upon the recommendation of the Corporate Governance Committee, has nominated each of the seven individuals identified below for election at the annual meeting and unanimously recommends that shareholders vote FOR the election of each of the nominees as Trustee. Each nominee (other than Dr. DesRoches) is currently a Trustee and each nominee has agreed to serve if elected. The Trustees have no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the annual meeting. If any nominee is unable or unwilling for good cause to serve on our Board, the persons named in the proxy will use their discretion in selecting and voting for a substitute candidate or the Board may reduce the number of Trustees. Each individual elected as a Trustee at the meeting will serve for a term expiring at the next annual meeting of shareholders and until his or her successor is elected and qualified.

NAME	AGE	Trustee Since	CURRENT POSITION
Michael J. Joyce	79	2004	Non-Executive Chairman of the Board and Trustee
Gerard H. Sweeney	64	1994	President, Chief Executive Officer and Trustee
James C. Diggs	72	2011	Trustee
H. Richard Haverstick, Jr.	68	2016	Trustee
Terri A. Herubin	59	2018	Trustee
Charles P. Pizzi	70	1996	Trustee
Reginald DesRoches	53	--	Nominee

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2021 PROXY STATEMENT

Experience, Qualifications, Attributes and Skills

	JOYCE	SWEENEY	DIGGS	HAVERSTICK	HERUBIN	PIZZI	DESROCHES

Commercial Real Estate	«	«	«	«	«	«	«

Accounting and Financial	«	«	«	«	«	«

Risk Management	«	«	«	«	«		«

Mergers and Acquisitions	«	«	«	«		«

Business Administration and Operations	«	«	«	«	«	«	«

Governmental and Regulatory Affairs		«	«		«	«	«

Marketing and Sales	«	«	«		«	«	«

Capital Deployment and Capital Markets	«	«	«	«	«	«

Executive Leadership and Talent Development	«	«	«	«	«	«	«

Tenant and Customer Perspective	«	«		«	«	«

Sustainability and Corporate Responsibility	«	«	«	«	«	«	«

Technology		«		«	«		«

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BRANDYWINE REALTY TRUST

The following are biographical summaries of the individuals nominated for election at the annual meeting.

Michael J. Joyce

Chairman of the Board and Trustee

Mr. Joyce was first elected a Trustee on June 1, 2004 and was appointed our non-executive Chairman of the Board on February 16, 2017. From 1995 until his retirement from Deloitte in May 2004, Mr. Joyce served as New England Managing Partner of Deloitte, an international accounting firm. Prior to that, he was, for ten years, Philadelphia Managing Partner of Deloitte. Mr. Joyce served on the board of Allegheny Technologies Incorporated until expiration of his term in May 2014. In addition, Mr. Joyce served on the board of A.C. Moore Arts & Crafts, Inc. and was Chair of the board when the company was sold in 2011.

Qualifications, Attributes, Skills and Experience: Financial expertise, including in financial reporting, accounting and controls; risk management; finance; executive leadership; and corporate and community experience.

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2021 PROXY STATEMENT

Gerard H. Sweeney

President, Chief Executive Officer and Trustee

Mr. Sweeney has served as President, Chief Executive Officer and Trustee of Brandywine since the Company’s founding in 1994. Mr. Sweeney has overseen the growth of Brandywine from four properties and a total market capitalization of less than $5 million to over 24 million square feet and a total market capitalization of approximately $5 billion. Prior to 1994, Mr. Sweeney served as Vice President of LCOR, Incorporated (“LCOR”), a real estate development firm. Mr. Sweeney was employed by the Linpro Company (“Linpro”) (a predecessor of LCOR) from 1983 to 1994 and served in several capacities, including Financial Vice President and General Partner. During this time, Mr. Sweeney was responsible for the marketing, management, construction, asset management and financial oversight of a diversified portfolio consisting of urban high-rise, mid-rise, flex, warehouse and distribution facilities, retail and apartment complexes. Mr. Sweeney holds a B.S. in Economics from West Chester University in West Chester, Pennsylvania.

Mr. Sweeney is a member of the Real Estate Roundtable, the National Association of Real Estate Investment Trusts (“NAREIT”), the Urban Land Institute (“ULI”), Chairman of the Schuylkill River Development Corporation (“SRDC”), Chairman of the Center City District Foundation (“CCDF”), and Chairman of the board for the Philadelphia Regional Port Authority. Additionally, Mr. Sweeney serves on the boards of several other Philadelphia-based organizations. Mr. Sweeney is also co-founder and co-CEO of Bonomo Turkish Taffy LLC.

Qualifications, Attributes, Skills and Experience: Senior executive, with ability to drive and oversee our business strategy; detailed knowledge and unique perspective regarding our strategic and operational opportunities and challenges and our competitive and financial positioning.

James C. Diggs

Trustee

Mr. Diggs was first elected a Trustee on March 21, 2011. From 1997 until his retirement in June 2010, Mr. Diggs served as Senior Vice President and General Counsel of PPG Industries, Inc., a producer of coatings and glass products. From 2004 to September 2009, Mr. Diggs also served as Corporate Secretary of PPG Industries, Inc. Mr. Diggs is a director of Allegheny Technologies Incorporated.

Qualifications, Attributes, Skills and Experience: Legal and risk oversight expertise; complex regulatory; environment, health and safety; financial reporting, accounting and controls; executive leadership; and corporate and community experience.

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BRANDYWINE REALTY TRUST

H. Richard Haverstick, Jr.

Trustee

Mr. Haverstick was first elected a Trustee on December 6, 2016. Mr. Haverstick spent nearly 40 years with Ernst & Young LLP, where he served in many senior leadership roles including Global Financial Services Partner, Managing Partner of the Philadelphia Office, Philadelphia Partner-In-Charge of Financial Services, Mid-Atlantic and Southeast Region Banking Industry Leader and Mid-Atlantic Region Partner-In-Charge of Human Resources. Presently, Mr. Haverstick is chairman of the board of trustees of Thomas Jefferson University and Jefferson Health and a trustee and chairman of the audit committee of Global Beta ETF, a registered investment fund. Previously, Mr. Haverstick was a trustee of BMT Multi-Cap Fund, sponsored by The Bryn Mawr Trust Company, and Actua Corporation. Mr. Haverstick serves on the Board of Visitors of the Fox School of Business at Temple University. Previously, Mr. Haverstick held board positions with the Chamber of Commerce for Greater Philadelphia, the Philadelphia Bar Foundation, the Southeast Pennsylvania Region of the American Red Cross, and various other civic and cultural organizations.

Qualifications, Attributes, Skills and Experience: Financial expertise, including in financial reporting, accounting and controls; risk management; finance; executive leadership; and corporate and community experience.

Terri A. Herubin

Trustee

Ms. Herubin was first elected to the Board on May 23, 2018. Ms. Herubin joined Greystar, a global multifamily-focused firm, in 2019 as Managing Director, Portfolio Management, where she is responsible for overseeing two of the company’s flagship perpetual life funds. She also serves as practice leader for the firm’s other domestic and international open-end investment vehicles. From 2017 until 2019, Ms. Herubin served as Managing Director, Senior Product Specialist for Real Estate, for Angelo Gordon, a private investment advisor. From 2012 until 2017, Ms. Herubin served as a Managing Director at Barings Real Estate (“Barings”), a private investment manager, where she was lead portfolio manager of the firm’s core open-end fund and a member of its investment committee. She joined Barings from the Townsend Group (“Townsend”), where, as a portfolio manager in the firm’s investment management group between 2009 and 2012, she led the underwriting of U.S. commingled fund mandates. Prior to her tenure at Townsend, Ms. Herubin was a co-portfolio manager for the New York State Teachers’ Retirement System’s equity real estate portfolio. She graduated from the University of Illinois at Urbana-Champaign with a B.A. in Urban Planning and holds a J.D. from Brooklyn Law School, where she was an editor of the Brooklyn Law Review. Ms. Herubin is a member of W/X, New York Women Executives in Real Estate, and of the Pension Real Estate Association, for which she has been a speaker at their bi-annual meetings and a past member of the PREA-IPD Advisory Board.

Qualifications, Attributes, Skills and Experience: Real estate; finance; capital markets; complex regulatory; risk management technology. Extensive experience in all aspects of commercial real estate investments and finance.

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2021 PROXY STATEMENT

Charles P. Pizzi

Trustee

Mr. Pizzi was first elected a Trustee on August 22, 1996. Mr. Pizzi served as the President and Chief Executive Officer, as well as a director of Tasty Baking Company from October 7, 2002 until the company’s sale in May 2011. Mr. Pizzi served as President and Chief Executive Officer of the Chamber of Commerce for Greater Philadelphia from 1989 until October 4, 2002. Mr. Pizzi is a director of Pennsylvania Real Estate Investment Trust and Mistras Group, Inc. and serves on a variety of civic, educational, charitable and other boards, including the boards of Drexel University, Franklin Square Energy Fund, the Philadelphia Belt Line Railroad Company and Independence Blue Cross (for which he serves as Chairman) and its subsidiary, Amerihealth Caritas. Mr. Pizzi served on the Board of Directors of the Federal Reserve Bank of Philadelphia from 2006 through 2011, including as Chairman from 2010 through 2011. He is also on the Advisory Board of (Philadelphia) PNC.

Qualifications, Attributes, Skills and Experience: Government and public policy; finance; financial reporting, accounting and controls; capital markets; risk management; extensive financial and risk oversight experience; executive leadership.

Reginald DesRoches

Nominee

Dr. DesRoches will join the Board upon his election at the annual meeting. Dr. DesRoches has served as Rice University’s Provost since 2020. As the University’s chief academic officer, Dr. DesRoches works closely with the president to advance the University’s teaching, research, and service mission. He leads academic programs and initiatives across the University’s eight schools, which serve 7,500 students, and numerous centers and institutes. Dr. DesRoches previously served as the William and Stephanie Sick Dean of Engineering at the George R. Brown School of Engineering at Rice University, where he provided leadership to a top-ranked engineering school with nine departments, 140 faculty, and 2,500 students. Prior to that, he was chair of the School of Civil & Environmental Engineering at The Georgia Institute of Technology. Dr. DesRoches serves as chair of the National Construction Safety Team Advisory Committee, chairs the advisory board for the Natural Hazards Engineering Research Infrastructure Simulation Center, is a member of the California Department of Transportation Scientific Advisory Board, and is on the Haliburton Labs Clean Energy Accelerator Advisory Board.    He received his B.S. in Mechanical Engineering, and Ph.D. in Civil Engineering, both from the University of California, Berkeley.

Qualifications, Attributes, Skills and Experience: Commercial real estate; risk management; business administration and operations; governmental and regulatory affairs; marketing and sales; executive leadership and talent development; sustainability and corporate responsibility; technology.

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BRANDYWINE REALTY TRUST

Committees of the Board of Trustees

Our Board of Trustees has standing Audit, Compensation, Corporate Governance and Executive Committees.

The table below provides 2021 membership and 2020 meeting information for each of the Board Committees.

								2020 Meetings
	JOYCE	SWEENEY	DIGGS	FOWLER*	HAVERSTICK	HERUBIN	PIZZI

Audit					(Chair)			9

Compensation			(Chair)					7

Corporate Governance							(Chair)	4

Executive		(Chair)						3

* Mr. Fowler will be retiring from the Board at the end of his term at the annual meeting. Dr. DesRoches will become a member of the Corporate Governance Committee effective as of the annual meeting.

Audit Committee

Our Audit Committee assists our Board in overseeing:

the quality and integrity of our financial statements;

our compliance with legal and regulatory requirements;

our policies and practices for risk assessment and risk management, including risks related to financial statements, financial reporting and disclosure processes, financial and other internal controls, accounting, legal/compliance matters, information technology and cybersecurity, and steps taken by management to control these risks; and

related party transactions.

Our Audit Committee has sole authority to appoint, compensate, oversee and replace our independent registered public accounting firm. Our Audit Committee reviews its internal quality-control procedures, assesses its independence and reviews all relationships between us and our independent registered public accounting firm.

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2021 PROXY STATEMENT

Our Audit Committee:

Approves the scope of the annual internal and external audit;

Pre-approves all audit and non-audit services and the related fees;

Reviews our consolidated financial statements and disclosures in our reports on Form 10-K and Form 10-Q;

Monitors our system of internal controls over financial reporting and reviews the integrity of our financial reporting process;

Establishes and oversees procedures for (a) complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

Reviews disclosures from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of accountant’s communications with the audit committee.

Our Audit Committee relies on the expertise and knowledge of management, our internal auditors, and our independent registered public accounting firm in carrying out its oversight responsibilities.

Each member of our Audit Committee is independent within the meaning of the SEC regulations, the listing standards and requirements of the New York Stock Exchange and our Corporate Governance Principles. Each member is financially literate, knowledgeable and qualified to review financial statements. The charter of our Audit Committee requires such independence and financial literacy as a condition to continued membership on the Audit Committee. Mr. Haverstick and Mr. Joyce are qualified as “audit committee financial experts” by SEC regulations.

Compensation Committee

Our Compensation Committee is responsible for:

reviewing, evaluating and approving compensation plans and programs for our Trustees and senior executives;

annually reviewing and approving corporate goals and objectives relevant to compensation of our President and CEO and other senior executives and evaluating performance in light of these goals and objectives;

reviewing and discussing with the full Board, and overseeing risk management related to, our compensation philosophy and programs and whether our compensation programs for employees create incentives for employees to take inappropriate or excessive risk; and

retaining and terminating any consultant or outside advisor to the Compensation Committee (and the Compensation Committee has sole authority to approve any such consultant’s or advisor’s fees and other terms of engagement).

Our Compensation Committee has retained Pay Governance LLC as its independent consultant. We describe the role of the Compensation Committee’s consultant in the “Compensation Discussion and Analysis” later in this proxy statement.

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BRANDYWINE REALTY TRUST

Each member of our Compensation Committee meets the independence requirements of the New York Stock Exchange and our Corporate Governance Principles. The charter of our Compensation Committee requires such independence as a condition to continued membership on the Compensation Committee.

For information on the process and procedures of our Compensation Committee, please see “Compensation Discussion and Analysis - Decision Making.”

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has an executive officer serving as a member of our Board.

Corporate Governance Committee

Our Corporate Governance Committee is responsible for:

identifying and recommending individuals qualified to become members of our Board;

recommending to our Board any changes in our Corporate Governance Principles;

leading our Board in its annual review of Board performance, and making recommendations regarding Board and Board Committee structure, organization, membership, function and effectiveness;

recommending to our Board Trustee nominees for each Board Committee;

reviewing our efforts to promote diversity among Trustees, officers, employees and contractors;

arranging for continuing Trustee education;

arranging for an orientation for all Trustees; and

assisting the Board in succession planning and talent development, including in identifying and evaluating potential successors to the President and Chief Executive Officer.

Each member of the Corporate Governance Committee meets the independence requirements of the New York Stock Exchange and our Corporate Governance Principles. The charter of our Corporate Governance Committee requires such independence as a condition to continued membership on the Corporate Governance Committee.

Executive Committee

Our Executive Committee has authority to approve certain significant acquisitions, dispositions and other investments, subject to limitations set by the Board.

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2021 PROXY STATEMENT

Trustee Independence; Independence Determination

No Trustee qualifies as independent unless our Board affirmatively determines that the Trustee has no material relationship with us, directly or as a partner, share owner, or officer of an organization that has a relationship with us.

Our Board has adopted standards that are set forth in our Corporate Governance Principles, which meet the listing standards of the New York Stock Exchange and assist our Board in its evaluation of each Trustee’s independence. A Trustee who has any of the following relationships or arrangements will not qualify as independent:

The Trustee is, or has been within the last three years, an employee of ours, or an immediate family member of the Trustee is, or has been within the last three years, an executive officer of ours.

The Trustee has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us (excluding compensation in the form of Board fees and Board Committee fees and pension or other forms of deferred compensation not contingent on continued service).

(A) The Trustee is a current partner or employee of a firm that is our internal or external auditor; (B) the Trustee has an immediate family member who is a current partner of such a firm; (C) the Trustee has an immediate family member who is a current employee of such a firm and personally works on the audit of our financial statements; or (D) the Trustee or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time.

The Trustee or an immediate family member of the Trustee is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

The Trustee is a current employee, or an immediate family member of the Trustee is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In its assessment of Trustee independence, our Board considers all commercial, charitable and other transactions and relationships (including tenure of Board service) that any Trustee or member of his or her immediate family may have with us, with any of our affiliates, or with any of our consultants or advisers. Our Board applies the same criteria for assessing independence for purposes of each of the Audit Committee, Compensation Committee and Corporate Governance Committee. Furthermore, in its assessment of a Trustee’s independence for service on the Compensation Committee, our Board considers all factors the Board believes specifically relevant to determining whether the Trustee has a relationship which is material to such Trustee’s ability to be independent from management in connection with his or her duties as a member of the Compensation Committee, including but not limited to any compensation payable to such Trustee. In addition, no member of the Audit Committee or Compensation Committee may accept directly or indirectly any consulting, advisory or other compensatory fee from us (other than fees for service as a Trustee and member of a Board Committee) or be an affiliate of us.

Our Board has affirmatively determined that Ms. Herubin and each of Messrs. Diggs, Joyce, Haverstick and Pizzi is independent under the standards of the New York Stock Exchange and those set forth in our Corporate Governance Principles and that the Audit Committee, Compensation Committee and Corporate Governance Committee are comprised exclusively of independent Trustees. Our Board made the same affirmative determination of independence for Dr. DesRoches.

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BRANDYWINE REALTY TRUST

Our Board did not determine Mr.  Sweeney to be independent because of his position as our President and Chief Executive Officer.

Corporate Governance

Governance Compliance

Our policies and practices comply with the listing requirements of the New York Stock Exchange and the requirements of the Sarbanes-Oxley Act of 2002. Our Board and Corporate Governance Committee regularly evaluate our corporate governance policies and practices in light of changing regulatory requirements and evolving best practices.

Board Leadership Structure

Our Board believes that independent Board leadership is a critical component of our corporate governance. Mr. Joyce is Chairman of the Board and Mr. Sweeney is our President and Chief Executive Officer and a Trustee. As Chairman of the Board, Mr. Joyce presides at Board meetings and at executive sessions of non-management Trustees, oversees the agenda of Board meetings, provides guidance to our President and Chief Executive Officer as to Board views and perspectives, particularly on our strategic direction, and is available to shareholders and other parties interested in communicating with our non-management Trustees.

As President and Chief Executive Officer, Mr. Sweeney is responsible for our day-to-day operations, engaging with shareholders and external constituents, developing our future leaders and executing our strategy. The Board believes that its leadership structure (i) achieves independent oversight and evaluation of our senior management; (ii) assures effective communication between the Board and senior management on corporate strategy; and (iii) fosters effective decision-making and accountability.

Talent Development; Succession Planning; Board Refreshment

Assisted by our Corporate Governance Committee, our Board assesses succession planning and talent development for key executives and company leadership. Assessments focus on succession in the event of the unexpected incapacity of our President and Chief Executive Officer as well as on talent development for key executives. Our Corporate Governance Principles provide that our President and Chief Executive Officer should at all times make available to the Board, on a confidential basis, his recommendations and evaluations of potential successors. Fundamentally, the Board’s executive succession planning is a continuous, interactive process that takes into account the Company’s operating plans and strategic goals and that seeks to attract, develop and retain a talent-rich pool of executives. In addition, we thoughtfully plan for Trustee succession and Board refreshment. By developing and following a long-range succession plan, the Board has an ongoing opportunity to: (i) evaluate the depth and diversity of experience of our Board; (ii) expand and replace key skills, qualifications and experiences that support our strategies; (iii) build on our record of Board diversity; and (iv) maintain a balanced mix of tenures.

Trustee Continuing Education

Our Corporate Governance Principles formalize our support for Trustee participation in continuing education sessions on business-related topics, corporate governance developments, SEC initiatives and regulatory changes, and other current topics such as cyber security, including issues pertinent to our Board Committees.

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2021 PROXY STATEMENT

Prohibition on Classification of Board without Shareholder Approval-Opt out of Classified Board Provision of Maryland’s Unsolicited Takeovers Act

Our Board has adopted a resolution prohibiting us from electing to be subject to the classified board provision of Title 3, Subtitle 8 of the MGCL without a shareholder vote. Title 3, Subtitle 8 of the MGCL is commonly referred to as the Maryland Unsolicited Takeovers Act, or MUTA. As a result of our opt-out, the Board is prohibited from becoming classified under Section 3-803 of the MGCL unless a proposal to repeal that prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by our shareholders entitled to vote generally in the election of trustees.

Proxy Access

We provide for a right of proxy access in our Bylaws. This right enables eligible shareholders to include their nominees for election as trustees in our proxy statement for annual meetings. The proxy access provisions in our Bylaws permit up to 25 shareholders owning at least three percent of our common shares continuously for three years to nominate up to the greater of (i) two and (ii) 25 percent of the number of Trustees then serving. The complete text of our By-laws, as amended, is available on our website (www.brandywinerealty.com).

Shareholder Outreach and Engagement

We value the views of our shareholders and regularly solicit input from them throughout the year, including through meetings with members of management, on topics such as portfolio strategy, capital allocation, corporate liquidity, the effects the COVID-19 pandemic has had on our business, including tenant collections, leasing activity and rental rates, corporate governance and corporate social responsibility. Our direct shareholder engagement is in addition to our customary participation at industry and investment community conferences, investor road shows, and analyst meetings. We also respond to individual shareholders who provide feedback about our business and we remain committed to robust engagement as a cornerstone of our corporate governance. In 2020, we met with approximately 99 institutional investors, held 14 analyst meetings, conducted several investor meetings and property tours, and attended multiple investor conferences.

Executive and Trustee Share Ownership Requirements

We maintain minimum share ownership requirements for our executives and Trustees. We have summarized these requirements later in this proxy statement under “Compensation Discussion and Analysis - Additional Compensation Information - Share Ownership Requirements.”

Prohibition on Hedging and Pledging of Shares

Our executives and Trustees are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our shares. They are also prohibited from pledging our shares as collateral for loans.

Code of Conduct

We maintain a Code of Business Conduct and Ethics, which is available on our website (www.brandywinerealty.com), and is applicable to our Trustees, officers and employees. The Code of Business Conduct and Ethics reflects and reinforces our commitment to integrity in our business. Any amendments to or waivers of the Code for executive officers or Trustees may

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BRANDYWINE REALTY TRUST

only be made by the Board or by the Audit Committee (which is composed solely of independent Trustees) and will be disclosed promptly as required by law or stock exchange regulation, and, in addition, amendments to or waivers that apply to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions and that relate to any matter enumerated in Item 406(b) of Regulation S-K promulgated by the SEC will be disclosed on our website (www.brandywinerealty.com). We also notify our vendors annually of our commitment to the highest ethical standards and the restrictions in our Code on improper payments and gratuities to our personnel.

Hotline Submissions

Our Audit Committee has established procedures, set forth in our Code of Business Conduct and Ethics, for the submission of complaints about our accounting or auditing matters. There is a hotline for anonymous concerns regarding questionable accounting or auditing matters. Any financial matters reported through the hotline will be reported to the Chairman of our Audit Committee. Our current hotline number is (844) 848-6595.

Availability of Committee Charters; Corporate Governance Principles; and Code of Business Conduct and Ethics

Our Board has adopted, and annually reviews, charters for each of the Audit, Compensation, Corporate Governance and Executive Committees. These charters and our Corporate Governance Principles and our Code of Business Conduct and Ethics are available on our website (www.brandywinerealty.com) and we will also make available in print copies of these documents to any shareholder, without charge, upon request.

Board’s Role in Risk Oversight

Our Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board Committees that report on their deliberations to the Board. The oversight responsibility of the Board and its Committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance, cybersecurity, health, safety and reputational risks. The Board and its Committees oversee risks associated with their respective principal areas of focus, as summarized below.

Primary Areas of Risk Oversight
Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, accounting, disclosure, internal control over financial reporting, tax (including compliance with REIT rules), cybersecurity, financial policies, investment guidelines, development and leasing, and credit and liquidity matters.

Compensation Committee

Risks and exposures associated with executive compensation programs and arrangements, including risks of inappropriate behavior related to incentive compensation plans. See “Compensation Discussion and Analysis - Additional Compensation Information - Compensation and Risks.”

Corporate Governance Committee	Risks and exposures associated with leadership, succession planning and talent development; and corporate governance policies and procedures.

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2021 PROXY STATEMENT

We maintain an internal Disclosure Committee consisting of certain members of our executive management and senior employees. Our Disclosure Committee meets at least quarterly to bring together representatives from our core business lines and employees involved in the preparation of our financial statements so that the group may discuss any issues of which the members are aware that should be considered for disclosure in our public SEC filings. Our Disclosure Committee reports to our President and Chief Executive Officer and our Executive Vice President and Chief Financial Officer.

Trustee Nominations

In making its recommendations as to nominees for election to our Board, the Corporate Governance Committee may consider, in its sole judgment, recommendations of our President and Chief Executive Officer, other Trustees, shareholders and third parties. The Corporate Governance Committee may also retain third-party search firms to identify candidates. Shareholders desiring to recommend nominees should submit their recommendations in writing to Michael J. Joyce, Chairman of the Board, c/o Brandywine Realty Trust, 2929 Walnut Street, Suite 1700, Philadelphia, Pennsylvania 19104. Recommendations from shareholders should include pertinent information as specified in our Bylaws concerning the proposed nominee’s background and experience.

Our Board’s Corporate Governance Principles set forth qualifications for Trustee nominees. Qualifications include:

personal ethics, integrity and values;

inquiring and independent mind;

practical wisdom and mature judgment;

broad training and experience at the policy-making level in business, government, education or technology willingness to devote the required amount of time to fulfill the duties and responsibilities of Board membership;

commitment to serve on the Board over a period of years in order to develop knowledge about our operations; and

involvement in activities or interests that do not create a conflict with the nominee’s responsibilities to us and our shareholders.

The Corporate Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board. The Committee and Board believe that Board membership should reflect diversity in its broadest sense, including persons diverse in skills, background, gender and ethnicity. The Committee has not adopted a formal policy for the consideration of diversity in identifying candidates for the Board. The Committee and Board also consider the bearing of each Trustee’s tenure, and the tenure of the Board as a whole, on the Board’s mix of skills and experience, independence and access to new and diverse perspectives. The Committee has not adopted different criteria for considering a candidate for nomination to the Board based on whether the party making nomination is a Trustee, shareholder or third party.

If the Committee decides, on the basis of its preliminary review of a candidate, to proceed with further consideration of the candidate, members of the Committee and the Board interview the candidate. After completing its evaluation, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the candidate as a new Trustee. Our President and Chief Executive Officer, as a Trustee, participates in the Board’s determination.

As discussed above under “Corporate Governance - Proxy Access,” our Bylaws provide for proxy access. Proxy access enables eligible shareholders to include their nominees for election as trustees in our proxy materials for annual meetings. The proxy access provisions of our Bylaws permit up to 25 shareholders owning at least three percent of our common shares continuously for three years to nominate up to the greater of (i) two and (ii) 25 percent of the number of Trustees then serving. The complete text of our Bylaws is available on our website (www.brandywinerealty.com).

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Communications with the Board

Shareholders and other parties interested in communicating directly with our lead independent Trustee and Chairman of the Board (Mr. Joyce), or with our non-management Trustees as a group, may do so by writing to Chairman of the Board of Trustees, Brandywine Realty Trust, 2929 Walnut Street, Suite 1700, Philadelphia, Pennsylvania 19104. In addition, any shareholder or interested party who wishes to communicate with our Board or any specific Trustee, may write to Board of Trustees, c/o Brandywine Realty Trust, at 2929 Walnut Street, Suite 1700, Philadelphia, Pennsylvania 19104. Depending on the subject matter, management will:

forward the communication to the Trustee or Trustees to whom it is addressed (for example, if the communication received deals with questions or complaints regarding accounting, it will be forwarded by management to the Chairman of our Audit Committee for review);

attempt to handle the inquiry directly (for example, where the communication is a request for information about us or our operations that does not appear to require direct attention by the Board or an individual Trustee); or

not forward the communication if it is primarily commercial in nature or relates to an improper or irrelevant topic.

At each meeting of the Board, the Chairman of the Board will present a summary of all communications (if any) received since the last meeting of the Board that were not forwarded and will make those communications available to any Trustee upon request.

Meetings of Trustees and Annual Meeting of Shareholders

Our Board of Trustees held four meetings in 2020. In 2020, each incumbent Trustee attended at least 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees on which he or she served. In addition, our Board holds informational sessions with our President and Chief Executive Officer. During 2020, the Board held eight informational sessions, as well as additional sessions to address our response to the COVID-19 pandemic. Our non-management Trustees also hold regular meetings without management. During 2020, our non-management Trustees held four such meetings. It is our policy that all Trustees attend annual meetings of shareholders except where the failure to attend is due to unavoidable circumstances or conflicts. All incumbent Trustees attended our virtual annual meeting of shareholders on May 20, 2020. All of the nominees are expected to attend the 2021 annual meeting.

Trustee Compensation

The following table and footnotes provide information on the 2020 compensation of our Trustees (other than our President and Chief Executive Officer, who is not separately compensated for his service on the Board). In the paragraphs following the table and footnotes, we describe our standard compensation arrangements for service on the Board and Board Committees.

Current Trustee Name	Fees Earned or Paid in Cash ($) (1)	Share Awards ($) (2)		All Other Compensation	Total ($)
Michael J. Joyce	$172,500		$95,000	-	$267,500

James Diggs	$111,000		$95,000	-	$206,000

Wyche Fowler	$87,000		$95,000	-	$182,000

H. Richard Haverstick, Jr.	$111,500		$95,000	-	$206,500

Terri A. Herubin	$90,000		$95,000	-	$185,000

Anthony A. Nichols, Sr. (3)	$18,000	-		-	$18,000

Charles P. Pizzi	$105,000		$95,000	-	$200,000

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(1)        Represents the aggregate amount of all fees earned or paid in cash for services as a Trustee (including services on committees of the Board) in 2020 and, in the case of the 2020 annual retainer fee, whether paid in shares or cash. Amounts include the portion of fees that a Trustee elected to defer under our Deferred Compensation Plan, which we describe later in this proxy statement. See “Compensation Discussion and Analysis - Deferred Compensation Plan.”

(2)        Represents fully-vested common shares awarded on May 20, 2020 (with each common share valued at the closing price ($9.45) of the common shares on May 20, 2020, the date of our 2020 annual meeting of shareholders).

(3)        Anthony A. Nichols, Sr. retired from the Board at the 2020 annual meeting of shareholders and serves as Trustee Emeritus until the 2021 annual meeting of shareholders. As compensation for serving as Trustee Emeritus, Mr. Nichols received a one-time retainer, payable $45,000 in cash and $95,000 in common shares.

In 2020, our Trustees (other than our President and Chief Executive Officer and our Trustee Emeritus) received the following compensation for their service as Trustees:

$45,000 annual fee payable in cash or common shares, at each Trustee’s election;

$95,000 annual award payable in common shares (valued at the closing price of the common shares on the date of our annual meeting of shareholders);

$1,500 fee payable in cash for participation in each meeting and informational session of the Board;

$1,500 fee payable in cash for participation by a member of a Board Committee in each meeting of the Committee; and

$75,000 annual fee payable in cash for the Chair of the Board; $20,000 annual fee payable in cash for the Chair of the Audit Committee; $15,000 annual fee payable in cash for the Chair of the Compensation Committee; and $15,000 annual fee payable in cash for the Chair of the Corporate Governance Committee.

Our Trustees are also reimbursed for expenses of attending Board and Board Committee meetings. In addition, our Corporate Governance Principles encourage our Trustees to attend continuing education programs for directors and provide for reimbursement of the reasonable costs of attending such programs. Trustees may elect to defer the receipt of all or a portion of their $45,000 annual fee and $1,500 per Board meeting fee into our Deferred Compensation Plan.

Each of our non-employee Trustees is required to hold a number of common shares with a value at least equal to five (5) times the annual cash retainer (currently $45,000 per year) for service on the Board based on the average of the closing price of our common shares as reported on the New York Stock Exchange for the twelve-month period ending on June 30 of the calendar year that precedes the date of computation. Each of our non-employee Trustees is in compliance with these share ownership requirements.

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We made **$550,000 in low-interest loans available** to small and minority-owned businesses impacted by COVID-19 in partnership with the Enterprise Center and the African American Chamber of Commerce.

2021 PROXY STATEMENT

Executives and Executive Compensation

Current Executive Officers

The following are biographical summaries of our current executive officers who are not Trustees:

H. Jeffrey DeVuono (age 55)

Executive Vice President, Life Science & Senior Managing Director

Mr. DeVuono is Executive Vice President of the Life Science division and Senior Managing Director with responsibility for our life sciences division. He joined Brandywine in January of 1997. Prior to Brandywine, Mr. DeVuono worked for LCOR, a private development company that had a previous association with Brandywine, where he held a variety of positions, all of which related to asset management. Before joining LCOR, Mr. DeVuono was a sales and leasing representative for Cushman & Wakefield of Philadelphia. Mr. DeVuono currently serves on the Board, and is a former Chairman, of the King of Prussia District and is a Board Member of the Center City District. He is also a member of CoreNet Global, NAREIT, the National Association of Industrial and Office Properties (NAIOP), the Sunday Breakfast Club, and the University of Pennsylvania’s Wharton School Samuel Zell and Robert Lurie Real Estate Center. He is a Master Planning Committee Member of Waynesborough Country Club. His past board service includes the Economy League of Greater Philadelphia, University City District, the Westtown School, Bartram’s Garden, and The Center for Emerging Visual Artists. Mr. DeVuono is a graduate of LaSalle University.

George D. Johnstone (age 57)

Executive Vice President, Operations

Mr. Johnstone joined us in November 1998. He works in conjunction with our regional managing directors in running our operations. Prior to his appointment in March 2014 as our Executive Vice President, Operations, Mr. Johnstone served as our Senior Vice President, Operations & Asset Management. Prior to his service in that position, Mr. Johnstone served as our Vice President of Operations for our Pennsylvania Region (2004- 2005) and for our New Jersey Region (2002- 2004) and served as Director of Operations for our New Jersey Region from 1998 until 2002. Prior to joining us, Mr. Johnstone was the Regional Controller for LCOR, where he was responsible for strategic and tactical accounting processes and oversight and leadership of all accounting functions. Mr. Johnstone earned his B.S. in Accounting from Albright College.

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Shawn Neuman (age 41)

Senior Vice President, General Counsel and Secretary

Mr. Neuman joined Brandywine in March 2020 as Senior Vice President, General Counsel and Secretary. Prior to joining Brandywine, Mr. Neuman most recently served as the General Counsel and Secretary of Liberty Property Trust (“Liberty”), a publicly traded REIT, preceding its merger into Prologis, Inc. During his tenure at Liberty, Mr. Neuman was responsible for overseeing, managing and advising on all legal aspects of real estate activities, public company governance matters, general corporate affairs and capital market transactions. He also served on its Investment Committee. Prior to transitioning to an in-house role, Mr. Neuman practiced in the real estate departments of several prominent law firms in New York City and Philadelphia from 2004-2012, most recently as a Member of Cozen O’Connor. In private practice, Mr. Neuman represented developers and institutional owners in complex real estate transactions involving acquisitions, dispositions, leasing, developments, joint ventures and financings. Mr. Neuman is a member of NAIOP and NAREIT. Mr. Neuman earned his J.D. from    New York University School of Law and a B.S. in Finance from the University of Florida.

Daniel Palazzo (age 51)

Vice President and Chief Accounting Officer

Mr. Palazzo joined Brandywine in 1999 and assumed his position as our Vice President and Chief Accounting Officer effective January 15, 2015. Prior to his appointment as our Vice President and Chief Accounting Officer, Mr. Palazzo served as a Vice President of Asset Management in our Pennsylvania Region (2006-2015), the Director of Operations for our New Jersey Region (2004-2006), and Corporate Controller (1999-2004). Prior to joining Brandywine, Mr. Palazzo received his CPA in Pennsylvania and worked for Arthur Andersen LLP in its commercial audit division, where he concentrated on real estate, construction and financial services. Mr. Palazzo is a member of NAREIT and serves on the World Affairs Council of Philadelphia Board of Directors. Mr. Palazzo received a B .A. in Accounting from the University of Delaware.

William D. Redd (age 65)

Executive Vice President and Senior Managing Director for the Austin and Metro DC Regions

Mr. Redd is our Executive Vice President and Senior Managing Director of the Austin and Metro DC regions with responsibility for leasing and marketing, asset management, evaluation of building and land acquisitions and dispositions, third party services and property management of a diversified portfolio consisting of urban and suburban high-rise and mid-rise properties. He joined Brandywine in 1999 as Vice President of our Richmond operations. Formerly, Mr. Redd was a partner from 1988 until 1999 with Childress Klein Properties, a privately-held real estate firm headquartered in Charlotte, North Carolina. From 1985 until 1988, he was with the Trammell Crow Company. In Austin, Mr. Redd serves on the Board of Directors of the Hill Country Conservancy, the Opportunity Austin Economic Development Council, and is a member of the Real Estate Council of Austin and ULI Austin. He is also a member of the Virginia Commonwealth University Real Estate Circle of Excellence, Greater Richmond Association of Commercial Real Estate, and Richmond Real Estate Group. Mr. Redd earned his law degree from the University of Virginia and a B.A. degree from Hampden-Sydney College.

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2021 PROXY STATEMENT

Thomas E. Wirth (age 57)

Executive Vice President and Chief Financial Officer

Mr. Wirth was named our Executive Vice President and Chief Financial Officer in March 2014. From December 2009 to March 2014, Mr. Wirth served the Company as Executive Vice President, Portfolio Management and Investments where he directed portfolio management, acquisition and disposition activities and assisted in formulating the Company’s capital allocation tactics, including structuring joint ventures and construction financings. From 2004 until 2009, Mr. Wirth served as President (2007-2009) and Chief Financial Officer of Feldman Mall Properties, Inc. From 1997 to 2004, he served first as the Vice President of Finance and later as Chief Financial Officer of SL Green Realty Corp. Mr. Wirth has also served as Vice President of Financial Reporting and Analysis for Greenwich, Connecticut-based United Waste Systems, Inc., and spent ten years with Ernst & Young LLP in various positions, including Senior Manager. Mr. Wirth is a member of NAREIT, ULI and is a board member of The Philadelphia Police Foundation. Mr. Wirth earned his B.A. in Business Management and Accounting from Gettysburg College.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes our executive compensation programs, including the oversight of such programs by our Compensation Committee and the rationale and processes used to determine the compensation for the company’s named executive officers (“NEOs”) and provides a detailed description of those programs. This CD&A, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow this section.

This discussion focuses on the compensation provided to the Company’s NEOs during 2020, who were:

Name	Title
Gerard H. Sweeney	President and Chief Executive Officer
Thomas E. Wirth	Executive Vice President and Chief Financial Officer
H. Jeffrey DeVuono	Executive Vice President and Senior Managing Director
George D. Johnstone	Executive Vice President, Operations
William D. Redd	Executive Vice President and Senior Managing Director

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CD&A Table of Contents

I.	Executive Summary	41

II.	Executive Compensation Best Practices	45

III.	Oversight of Executive Compensation	46

IV.	2020 Executive Compensation	47

V.	Key 2021 Executive Compensation Actions	57

VI.	Additional Executive Compensation Policies and Practices	58

I.	Executive Summary

Compensation Elements

In 2020, the three key elements of our pay program continued to be base salary, annual cash incentive tied to key operational and strategic goals and long-term incentive awards linked to our common stock. This summary discusses compensation highlights from 2020.

2020 Brandywine Performance

Austin, Texas

     Continued the development of 405 Colorado Street in Austin, Texas. The approximately 205,000 square foot office tower will include a 520 above-grade parking garage. Project costs are anticipated to total $122.0 million.

Metro DC

     Substantially completed a $49.6 million redevelopment of our property located at 1676 International Drive in McLean, Virginia.

     Completed the financing of our Rockpoint venture totaling $249.4 million. We own 15% of the venture and received $30.5 million.

Substantially completed our mixed-use project at 4040 Wilson Boulevard in Arlington, Virginia totaling approximately $225 million. We own 50% of the property through a joint venture.

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2021 PROXY STATEMENT

University City
Completed the redevelopment of The Bulletin Building, a fully-leased, 283,000 square foot office property located in Schuylkill Yards.	Commenced the redevelopment/conversion of 3000 Market Street, converting a fully-leased 64,000 square foot property from office to life science.

Operations
We met or exceeded several of our pre-COVID-19 operating goals including:
● Speculative Revenue ● Tenant Retention	● Cash and GAAP rental rate mark-to-market ● Net debt/EBITDA

COVID-19
Collected approximately 98% of total cash-based rent due from tenants in the fourth quarter of 2020 Conducted community outreach	Upgraded our building systems Maintained doors open/lights on throughout our entire portfolio

Key 2020 Executive Compensation Actions

Annual Incentives. Consistent with prior years, the corporate scorecard used for our 2020 annual incentive plan was tied to goals relating to our operations (20%), leasing (30%) and capital investments and balance sheet strength (50%). Performance goals for the 2020 scorecard were established in the first quarter of 2020 prior to the outbreak of the COVID-19 pandemic. Because of uncertainty surrounding the pandemic and potential impact on our business, the Compensation Committee determined that it was impractical to re-set 2020 performance goals in response to the pandemic. Rather, the Committee decided that it would continue to evaluate performance throughout the year and evaluate whether discretion would need to be applied following year end to determine final payouts under the plan. Following the end of the year, performance against the original scorecard was evaluated which would have resulted in a payout at 68% of target. However, the Compensation Committee determined that results against the original scorecard were not a fair representation of management’s performance in managing the business during the significant disruption and uncertainty caused by the pandemic and that an adjustment was necessary to ensure the executive officers received rewards consistent with their extraordinary efforts in fiscal 2020. Therefore, based on a review of management’s efforts in swiftly responding to, operating through, and preparing to emerge from the pandemic, the Committee determined to pay 2020 annual incentives at no more than 90% of target awards.

Long-Term Incentives. Our long-term incentive plan is designed to align management and shareholder interests, drive long-term value creation, and attract and retain key executive talent. For 2020, one-third of a NEO’s annual long-term incentive opportunity is delivered in the form of restricted share rights that vest in equal proportions over three years. These 2020 restricted shares rights also had an outperformance modifier attached that could increase the original award up to 200% based on Brandywine’s achievement of superior results for same-store net operating income growth and investment activity, weighted equally, during the three-year period ending December 31, 2022. Two-thirds of a NEO’s annual long-term incentive opportunity is delivered in the form of performance share units (“PSUs”) that may be earned

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based on our three-year total shareholder return versus the component members (excluding ourselves) of the FTSE NAREIT Equity Office Index.

CEO Compensation. For 2020, the Compensation Committee made no change to Mr. Sweeney’s base salary of $750,000 or target annual incentive of 200% of base salary. To better align Mr. Sweeney’s target total compensation with market levels, the Compensation Committee increased Mr. Sweeney’s target long-term incentive opportunity from 325% of base salary to 425% of base salary. As a result of this adjustment, Mr. Sweeney’s target total compensation increased from $4,687,500 to $5,437,500.

2020 Say on Pay Vote. The Company values shareholder perspectives on our executive compensation program. As part of the Compensation Committee’s annual review of the program, it considers the outcome of the Company’s annual shareholder advisory vote (“say-on-pay”) on the compensation of the Company’s NEOs. Approximately 96% of the advisory votes cast in 2020 were in favor of our executive compensation program. The Compensation Committee believes that this vote is indicative of our shareholders’ support of our executive compensation program. The Compensation Committee will continue to consider shareholder feedback and the outcome of the Company’s say-on-pay votes when making future NEO compensation decisions.

Our Compensation Committee oversees and administers the Company’s executive compensation program. Our executive compensation program is designed to support our performance-based culture and the creation of value for our shareholders. The Compensation Committee is guided by the following key principles when making compensation-related decisions:

Encourage the achievement of annual and long-term business and human resource objectives that support the creation of shareholder value;

Attract, retain, and motivate top caliber talent;

enhance retention; and

encourage executives to achieve superior performance without excessive risk taking.

The elements of the Company’s compensation program, when considered collectively, are intended to support our executive compensation philosophy and objectives by (i) allowing us to attract and retain executive-level talent, (ii) providing an appropriate level of financial certainty through non-variable compensation, (iii) providing opportunities for above market compensation based upon the achievement of specified financial and other appropriate performance objectives, and rewarding such achievement, and (iv) balancing short-term and long-term incentives. The key elements of our executive compensation program are outlined below, together with a summary of the purposes and considerations underlying each compensation element.

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2021 PROXY STATEMENT

Pay Element	Form	Philosophy	Performance Alignment
Base Salary	Cash	Fixed pay to recognize an individual’s role and responsibilities	Reviewed annually and set based on competitiveness versus the external market, individual performance, and internal equity
Annual Incentive	Cash	Achieve annual goals measured in terms of financial, strategic, and individual performance linked to the creation of shareholder value

  Rewards and recognizes annual accomplishment of key financial objectives

  Corporate performance measures aligned with Operational, Leasing, and Capital objectives

  Regional, Divisional, and Individual objectives ensure strong line of sight between executive pay and performance

Long-Term Incentives	Performance Share Units (Two-thirds of Target Award)	Align NEOs’ interests with shareholders	Shareholder value creation
	Restricted Share Rights (One-third of Target Award)	Retain executive talent	Increase in share price

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II. Executive Compensation Best Practices

The Compensation Committee regularly reviews best practices in executive compensation and governance and has revised our policies and practices over time. A listing of “what we do” and “what we don’t do” is presented below:

What We Do	What We Don’t Do

     Pay for Performance: Majority of pay is performance based and not guaranteed

     Multiple Performance Metrics and Time Horizon: Use multiple performance metrics focusing on top line and bottom line growth and multi-year vesting and measurement periods for long term incentives

     Annual Compensation Risk Review: Annually assess risk in compensation programs

     Share Ownership Guidelines: NEOs must comply with share ownership requirements

     Clawback Policy: We maintain a clawback policy that provides for recovery of incentive compensation in the event of a financial restatement due to material non-compliance with federal securities laws and without regard to misconduct

     Challenging Performance Objectives: Set challenging performance objectives for Annual Incentives

     Use of Independent Consultant: The Compensation Committee has retained an independent compensation consultant that performs no other consulting services for the Company and has no conflicts of interest

   No Excise Tax Gross Ups: We will not enter into any new agreements, or materially amend any existing employment agreements with our executives that provide excise tax gross-ups in the event of a change in control of the Company

   No Repricing or Buyouts of Stock Options: Our equity plan prohibits repricing or buyouts of underwater stock options

   No Perquisites: We do not provide perquisites to our NEOs

   No Hedging or Pledging: NEOs are prohibited from hedging their ownership or pledging Company stock as collateral

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2021 PROXY STATEMENT

III. Oversight of Executive Compensation

Committee Authority

Our Compensation Committee’s responsibilities include:

Approving the goals and objectives relating to our President and Chief Executive Officer’s compensation, evaluating the performance of our President and Chief Executive Officer in light of such goals and objectives, and setting the compensation of our President and Chief Executive Officer based on this evaluation;

Approving the salaries and annual incentive awards of our other executive officers either (i) with the title Executive Vice President, (ii) with the title Senior Vice President or Vice President, in either case who hold a position as Managing Director, Chief Financial Officer, General Counsel or Chief Administrative Officer or (iii) who report directly to our President and Chief Executive Officer, taking into account the recommendation of our President and Chief Executive Officer and such other information as the Committee believes appropriate;

Administering our equity incentive plans, including granting equity-based awards under these plans and determining the terms of such awards;

Retaining and terminating, in its sole discretion, third party consultants to assist in the evaluation of Trustee and executive compensation (with sole authority to approve any such consultant’s fees and other terms of engagement); and

Assessing the appropriate structure and amount of compensation for our Trustees.

Our Compensation Committee’s charter does not authorize the Compensation Committee to delegate any of its responsibilities (including authority to grant equity-based awards) to other persons, and the Compensation Committee has not delegated any of its responsibilities to other persons.

Compensation Consultants

Our Compensation Committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities. For 2020, the Compensation Committee retained Pay Governance LLC as its consultant. Our Compensation Committee selected Pay Governance as consultants because of its expertise and reputation. Neither we nor our Trustees or executive officers have any affiliation with Pay Governance or its executives and the engagement and scope of services of Pay Governance have been solely through our Compensation Committee.

During 2020, our compensation consultants advised our Compensation Committee on executive compensation matters, plan design, industry trends and practices, and our pay-for performance alignment, including as measured relative to peers and relative to our total shareholder returns. As directed by the Committee, the consultants prepared analyses for the Committee relating to all aspects of the compensation of our executives. They advised the Committee on market practices regarding executive compensation, including annual incentive awards and long-term incentive pay, and reviewed our peer group and the market positioning of the compensation provided to our current NEOs and other senior executives. The consultants also assisted the Committee regarding the impact of the COVID-19 pandemic on the Company’s performance-based compensation programs, as described later in this proxy statement. The consultants meet privately with the Committee and individual Committee members from time to time to plan for Committee meetings and discuss executive compensation matters. Pay Governance does not provide other services to us.

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Our Compensation Committee received a letter from Pay Governance regarding its independence and assessed the independence of Pay Governance under New York Stock Exchange rules and concluded that Pay Governance’s work for the Committee does not raise any conflict of interest. Factors considered by the Committee include: (i) whether other services are provided to us by Pay Governance or its representatives; (ii) the amount of fees received by Pay Governance from us as a percentage of Pay Governance’s total revenue; (iii) policies of Pay Governance designed to prevent conflicts of interest; (iv) the absence of any business or personal relationship of representatives of Pay Governance or its representatives with a member of the Committee; (v) whether Pay Governance or its advisors to the Committee own any of our securities; and (vi) whether Pay Governance or its representatives have any business or personal relationship with any of our executive officers.

Role of Executives

Our Compensation Committee seeks the views of our President and Chief Executive Officer in setting and administering our executive compensation programs. In particular, at the beginning of each year, Mr. Sweeney oversees the development of proposed corporate goals for purposes of annual incentive compensation. These goals are derived from our corporate business plan are selected to reinforce and enhance achievement of our operating and growth objectives. The Compensation Committee reviews these goals with Mr. Sweeney, adopts revisions it deems appropriate and determines the final goals for compensation.

Following the end of each year, Mr. Sweeney reviews with the Compensation Committee, at several meetings, the achievement of corporate, business unit/regional performance and the performance of each other current named executive officer and presents his evaluation of such executive officer’s performance to the Committee. Decisions about individual compensation elements and total compensation are made by the Committee, using its judgment, focusing primarily on each current named executive officer’s performance as well as our overall performance. With respect to the non-quantitative performance measures applicable to our executives, the Committee relies heavily on the views of Mr. Sweeney (other than as to himself). As President and Chief Executive Officer, Mr. Sweeney oversees the day to day performance of the other current named executive officers. As such, our Compensation Committee believes that he is well positioned to evaluate their performance and make recommendations as to their overall compensation.

In addition to the role played by our President and Chief Executive Officer, our other executive officers furnish such industry data and legal and financial analyses as the Committee requests from time to time.

IV. 2020 Executive Compensation

Use of Peer Group Data

Our Compensation Committee, in consultation with its compensation consultant, developed a peer group as a frame of reference for our executive compensation. Our Compensation Committee selects companies for inclusion in the peer group that primarily acquire, sell, develop, lease and manage sizeable office real estate portfolios. In selecting companies, the Committee also considers their equity and total capitalization and geographic location as well as third party considerations (for example, where members of the financial community treat a particular company as being a Company peer). Our Compensation Committee has not selected or excluded companies from the peer group on account of their compensation practices. Our Compensation Committee believes that peer group data are an indicator of compensation opportunities at companies that might recruit our executives and the data therefore help the Committee set compensation at competitive levels. Our Compensation Committee also believes that peer group data provide perspective on performance measurement practices and linkages between pay and performance. The Committee does not set specific

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2021 PROXY STATEMENT

pay targets or otherwise engage in formal “benchmarking” of compensation of our executives against executives at peer group companies. The Committee does, however, attempt to set total compensation for each current named executive near the middle of the peer group data while allowing for the possibility of greater or lesser compensation based upon our corporate and individual performance.

Our Compensation Committee reviews our peer group at least annually. Following the completion of our annual peer group review for 2020, the Compensation Committee made no changes to the peer group for use in competitive pay studies, which includes:

●	Columbia Property Trust, Inc.	●	Hudson Pacific Properties, Inc.

●	Corporate Office Properties Trust Inc.	●	Kilroy Realty Corp.

●	Cousins Properties Inc.	●	Mack-Cali Realty Corporation

●	Douglas Emmett, Inc.	●	Paramount Group, Inc.

●	Empire State Realty Trust, Inc.	●	Piedmont Office Realty Trust Inc.

●	Equity Commonwealth	●	Washington Real Estate Investment Trust

●	Highwoods Properties, Inc.

Base Salary

Base salary represents the fixed portion of an executive’s compensation and provides a regular stream of income and financial security. In setting base salaries, our Compensation Committee considers the responsibilities, skills, experience and performance of the executives and relies heavily on the views of our President and Chief Executive Officer as to the impact, contribution and expertise of our executives (except in the case of himself and his compensation). In setting base salaries, our Compensation Committee also considers the linkage of base salaries to the elements of our compensation that are tied to base salaries (such as severance and change in control benefits and annual and long-term incentive targets that are computed as a multiple of base salary). As part of the annual compensation process, the Committee may adjust base salaries to reflect changes in market data or in an executive’s responsibilities, skills, experience and performance.

For 2020, the base salaries of our current NEOs were adjusted as reflected in the table below:

Name	2019 Base Salary	2020 Base Salary	% Increase

Gerard H. Sweeney	$750,000	$750,000	0.0%

Thomas E. Wirth	$450,000	$455,000	1.1%

H. Jeffrey DeVuono	$410,000	$415,000	1.2%

George D. Johnstone	$367,000	$375,000	2.2%

William D. Redd	$375,000	$380,000	1.3%

Annual Incentive Awards

Annual incentive awards are designed to reward executives for achievement of annual performance goals linked to the achievement of our annual company goals. Each year our Compensation Committee establishes a target amount for annual incentive awards for each executive, with the target amount expressed as a percentage of the executive’s base

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salary. The targeted amounts take into account all factors that the Committee deems relevant, including the input of Pay Governance as to competitive compensation levels, the recommendation of our President and Chief Executive Officer (except with respect to his own target), responsibilities of the executives and the Committee’s view of market conditions.

2020 target percentages for annual incentive awards for NEOs were as follows (which were unchanged from 2019 target percentages):

Name	2020 Target Award as a % of Base Salary

Gerard H. Sweeney	200%

Thomas E. Wirth	100%

H. Jeffrey DeVuono	100%

George D. Johnstone	100%

William D. Redd	100%

Performance under the annual incentive program is based on an evaluation of Corporate, Business Unit/Regional, and Individual performance as follows:

Name	Corporate	Business Unit / Regional	Individual

Gerard H. Sweeney	80%	0%	20%

Thomas E. Wirth	50%	40%	10%

H. Jeffrey DeVuono	30%	60%	10%

George D. Johnstone	40%	50%	10%

William D. Redd	30%	60%	10%

2020 Annual Incentive Corporate Goals

The following table contains the 2020 corporate scorecard approved by the Committee for our annual incentive program, as well as actual corporate performance outcomes and the resulting payout percentages for each of these performance measures:

Performance Measure	Minimum	Target	Maximum	Actual Performance	Payout Percentage

OPERATIONS (20% WEIGHTING)

FFO1	$1.37	$1.42	$1.47	$1.39	91%

Cash Available for Distribution, as adjusted (CAD)2	$0.97	$1.02	$1.07	$1.03	115%

Same Store Cash NOI Growth3	2.5%	3.5%	4.5%	0.8%	0%

LEASING (30% WEIGHTING)

Spec Revenue Achievement ($MM)	$31.0	$31.5	$32.0	$26.4	0%

Year-End Leased	95.0%	95.5%	96.0%	93%	0%

Revenue Maintaining Capital (% lease revenue)4	14.5%	14.0%	13.5%	12.0%	17.5%

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CAPITAL (50% WEIGHTING)

Aggregate Investment Activity ($MM)	$240	$290	$390	$306.70	113%

Generate two development / redevelopment starts	2 Starts	3 Starts	> 3 Starts	1 Start	0%

Net Debt / EBITDA*	6.4x	6.3x	6.1x	6.3x	100%

Interest Coverage Ratio*	4.1x	4.2x	4.3x	4.1x	85%

* Represents annualized fourth quarter metric.

1)         We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. NAREIT defines FFO as net income (loss) before non-controlling interests of unit holders (preferred and common) and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

(2)         Cash available for distribution, or CAD, is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented in our investor presentations solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies. For purposes of the scorecard, our Compensation Committee adjusts CAD to reflect intra-year capital markets and other transaction activity not taken into account in the initial scorecard metric.

(3)         NOI, or net operating income, is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders. Our same store portfolio generally consists of those properties that we owned for the entirety of each of the periods being compared, but for purposes of the scorecard, our Compensation Committee adjusted the same store portfolio to exclude one property that underwent a significant renovation during 2020. Refer to Appendix A to this proxy statement for a reconciliation of our 2020 same store NOI, including on a cash basis, to our 2020 net income available to common shareholders.

(4)         Revenue maintaining capital expenditures are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of cash available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.

The foregoing include various non-GAAP measures. Please see Appendix A for reconciliation of those measures to our published financial statements.

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The Committee’s framework for administering the corporate scorecard expressly affords the Committee the opportunity to adjust the results of the scorecard upward or downward by 25% to reflect strategic accomplishments as well as our performance with respect to metrics selected by the Committee relative to peer company performance with respect to these metrics. In determining whether to make any such adjustments, the Committee exercises judgment and discretion as to the strategic accomplishments and metrics and the weight assigned to any such accomplishments and metrics.

2020 Annual Incentive Business Unit/Regional Goals

As noted above, four of our current NEOs’ annual incentive awards are based in part on the performance of their respective business units or regions. The portion of annual incentive that is tied to business unit/regional performance is based on an informed evaluation of performance from multiple perspectives, although there are no specific pre-established performance goals or weightings. As described in greater detail below, 2020 annual incentives did not ultimately contemplate specific business unit/regional performance, but rather, were based primarily on the Committee’s evaluation of performance against the Corporate scorecard and performance of the Company as a whole in managing through the COVID-19 pandemic.

2020 Annual Incentive Individual Goals

Individual goals for our executive officers are tied to executive leadership and managerial performance and are evaluated on a subjective basis annually. These goals are intended to move our company and the individual executive’s business unit or region forward in terms of organizational structure, improve on such practices as collaboration among business units or enterprise-wide thinking and address development of junior executives and succession planning. Individual performance for Mr. Sweeney is determined by the Compensation Committee. The Committee also determines individual performance for the other current NEOs after receiving recommendations from Mr. Sweeney. As mentioned below, 2020 annual incentives were based primarily on the Committee’s evaluation of performance against the Corporate scorecard and performance of the Company as a whole in managing through the COVID-19 pandemic. The final award amounts for the named executive officers reflect adjustments for individual performance as determined by the Committee.

2020 Annual Incentive Final Award Payouts

Consistent with prior years, as shown above, our 2020 annual incentive plan was tied to goals relating to our operations (20%), leasing (30%) and capital investments and balance sheet strength (50%). Performance goals for the 2020 scorecard were established in the first quarter of 2020 prior to the outbreak of the COVID-19 pandemic. Because of uncertainty surrounding the pandemic and potential impact on our business, the Compensation Committee determined that it was impractical to re-set 2020 performance goals in response to the pandemic. Rather, the Compensation Committee decided that it would continue to evaluate performance throughout the year and evaluate whether discretion would need to be applied following year end to determine final payouts under the plan.

Following evaluation of 2020 performance against the annual incentive scorecard that yielded a 68% of target payout due to the disruption of operations resulting from the COVID-19 pandemic, the Compensation Committee used its discretion to increase 2020 annual incentive payout to no more than 90% of target based on its review of resilience actions taken to manage through the significant disruption and uncertainty caused by the pandemic.

Specifically, the Compensation Committee reviewed the following resilience factors in its review of management’s performance managing through the COVID -19 pandemic:

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Category	Criteria for Assessment
Financial	• Strengthened the Company’s balance sheet to ensure liquidity and continued financial flexibility

• Consummated two joint ventures during the pandemic that raised approximately $276 million of net proceeds to the Company

• Insulated the Company from floating interest rate exposure
Operations	• Achieved superior rent collections during the COVID-19 pandemic in 2020 that exceeded other operators in our space

• Proactive efforts ensured that the Company did not experience any significant disruption to its operations

• Reduced operating expenses through a variety of actions across the Company’s portfolio

• Implemented an early lease renewal initiative to position the Company for success post-pandemic
Employees	• Took decisive action to protect the safety and well-being of the Company’s associates, including:

o Provided a seamless transition to work-from-home for non-essential employees with state- of-the-art technology including VPN system, video conferencing and project management tools

o Provided communications with employees regarding health and safety protocol, government mandates

o Provided a variety of digital resources and training tools, including an employee assistance program on health, family, financial, coronavirus health and safety learning modules

o Provided personal protective equipment and other health and safety items to employees upon return to workplace
Tenants	• Dedicated a crisis task force in February

•  100% of properties remained fully open and operable, with essential employees reporting on-site daily to perform maintenance and increased cleanings, serve essential tenants, and diligently prepare for full tenant bases to return

• Provided ongoing communications through a variety of vehicles to ensure tenants had current information regarding properties and actions being taken in response to the pandemic

•  Established updated post-COVID-19 design standards, including touch less environment features, indoor air quality and ventilation and flexible floor plates with larger structure bays and fewer columns

• Customized tenant return-to-work plan for each unique building
Community

•  Augmented an additional $350,000 to the Company’s Grow Philadelphia Fund in partnership with the Enterprise Center, creating a COVID-19 Resilience Fund for small and minority-owned construction businesses

• Partnered with the African American Chamber of Commerce to supply $200,000 for a low interest loan fund to benefit black-owned businesses impacted by the pandemic and social unrest

•  Launched a Company-wide “Brandywine COVID-19 Fund,” which raised nearly $100,000 in individual employee donations and Company contributions to assist families that were financially impacted by the pandemic

• Served nearly 11,000 meals in West Philadelphia at Mount Vernon Manor, Centennial

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Category	Criteria for Assessment

Parkside CDC, Chosen 300 and the Ronald McDonald house

• Expanded initial meals funding to provide an additional 25,680 meals to West Philadelphia-based food insecure families and homeless individuals, totaling 36,680 meals served in 2020

•  Partnered with the Southeastern Transportation Authority and Center City Business Improvement District (CCD) on initiatives promoting a safe return to the workplace, including infographic flyers, videos and a scheduled panel discussion

Shareholders	• Adjusted and maintained guidance throughout 2020

• Met post-pandemic internal forecast

• Continued to interact with shareholders throughout pandemic

• Among top performers in terms of share price performance relative to other companies in sector during pandemic in 2020

The final payouts for each NEO, to be paid in cash, were as follows:

	2020 ANNUAL INCENTIVE FINAL PAYOUT
Name	Cash Amount	Total Payout % of Target Award
Gerard H. Sweeney	$1,350,000	90%
Thomas E. Wirth	$409,500	90%
H. Jeffrey DeVuono	$373,500	90%
George D. Johnstone	$337,500	90%
William D. Redd	$323,000	85%

Equity-Based Long-Term Incentive Compensation

Consistent with our compensation objectives, our equity-based long-term incentive program is designed to assist us in attracting and retaining high quality executives, while tying a significant portion of compensation to our financial performance, principally in the case of this program to our total shareholder return. For the awards made in February 2020, and consistent with prior year practice, the Compensation Committee, after consultation with Pay Governance, determined target long-term incentive award values for each executive officer as set forth below:

Name	2020 TARGET LTI AWARD AS A % OF BASE SALARY
Gerard H. Sweeney	425%
Thomas E. Wirth	225%
H. Jeffrey DeVuono	175%
George D. Johnstone	150%
William D. Redd	175%

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2020 Long-Term Incentive Plan Design

Consistent with prior years, equity-based awards for executive officers in 2020 are intended to address both the long-term performance and retention objectives of our equity compensation philosophy, delivered as follows:

Equity-based long-term incentive awards are delivered as a mix of two-thirds performance share units (“PSUs”) and one-third time-vesting restricted share rights

PSUs which may be earned based on our three-year total shareholder return relative to the component members (excluding ourselves) of the FTSE NAREIT Equity Office Index. If the Company’s total shareholder return during the measurement period is negative, the maximum number of PSUs that may be earned notwithstanding relative to total shareholder return achievement above the target level is limited to 100% of the target level

Restricted share rights generally vest in equal proportions over three years subject to continued employment with the Company; which the Committee believes enhances executive officer retention. Dividends are paid on restricted shares over the vesting period.

The 2020 restricted shares rights also include an outperformance modifier attached that can increase the original award up to 200% based on Brandywine’s achievement of superior results for two performance measures during the three-year period ending December 31, 2022.

Awards are subject to accelerated vesting or settlement upon death, disability, involuntary termination or qualifying retirement, as further described below under “Vesting and Forfeiture Provisions”

2020 Restricted Share Rights Outperformance Modifier

The restricted shares right awards include an outperformance modifier that can increase the original award up to 200% based on Brandywine’s achievement of superior results for same-store net operating income growth and aggregate investment activity, weighted equally, during the three-year period ending December 31, 2022. These goals are intentionally ambitious and their achievement was not considered probable on the date of grant.

Half of any additional shares earned under this outperformance feature will vest based on continued service through each of January 1, 2023 and January 1, 2024, provided that this additional service requirement will be waived in the event of a death, disability or qualifying retirement. In the case of death, disability or qualifying retirement prior to December 31, 2022, the opportunity to earn additional shares under the outperformance feature will remain in effect, but the number of additional shares earned at the conclusion of the performance period (if any) will be pro-rated to reflect the fraction of the performance period actually worked.

Dividend equivalents on any additional shares earned under the outperformance feature will be credited in cash, but only with respect to dividends paid following the end of the applicable performance period and will be subject to the same vesting and payment terms as the shares to which they relate.

2020-2022 Performance Share Unit Award Terms

In 2019, we changed the performance measurement group for PSUs to focus solely on the FTSE NAREIT Equity Office Index to more precisely measure our performance against other companies that operate in our sector while also simplifying our plan design and administration. Prior to 2019, PSUs were based on our three-year total shareholder return

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versus (i) the component members (excluding ourselves) of the S&P US REIT Index, weighted at 50% of the PSU award opportunity and (ii) our peer group of companies, also weighted at 50% of the PSU award opportunity.

The payout scale for the 2020-2022 performance period is presented below and is unchanged from the 2019-2021 program:

Percentile Rank	PSU Payout %
75th Percentile and above	200%
50th Percentile	100%
25th Percentile	50%
Below 25th Percentile	0%

Dividend equivalents are credited in respect of outstanding PSUs in the form of additional PSUs, based on the fair market value of our shares on the dividend payment date, and such additional PSUs are subject to the same performance vesting criteria as the original PSUs.

Vesting and Forfeiture Provisions

Equity awards that remain unvested upon the holder’s termination of employment with us will vest or be forfeited depending on the reason for the termination. The table below, as supplemented by the notes to the table, summarizes these provisions:

Reason for Termination	Effect on Awards
Voluntary Termination by Executive not eligible for Qualifying Retirement (1)	● Forfeit
Change in Control

● Early measurement for outperformance component of restricted common share awards (“outperformance shares”), with earned outperformance shares remaining subject to time vesting requirements

● Early measurement and payout for PSUs

● Restricted common shares vest and shares are delivered, if an involuntary termination occurs within one year

Death or Disability

● Performance period for outperformance shares remains open, with payout at the end of performance period (pro-rated based on the portion of the period actually served)

● Early measurement and payout for PSUs

● Restricted common shares vest and shares are delivered (including any previously earned but unvested outperformance shares)

Qualifying Retirement (1)

● Performance period for outperformance shares remains open, with payout at the end of performance period (pro-rated based on the portion of the period actually served)

● Early measurement and payout for PSUs (pro-rated based on the portion of the performance period actually served, in the case of 2020-2022 and 2021-2023 PSUs)

● Shares underlying restricted common shares are delivered (including any previously earned but undelivered outperformance shares)

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(1)

Qualifying Retirement means an executive’s voluntary termination of employment after reaching age 57 and accumulating at least 15 years of service with us. Three of our current named executive officers, Mr. Sweeney, Mr. Johnstone and Mr. Redd, have met conditions to elect a qualifying retirement as of the date of this proxy statement. The remaining named executive officers become retirement eligible as of the following dates: Mr. Wirth in December 2024 and Mr. DeVuono in July 2022.

2018-2020 Performance Share Unit Award Outcomes

For the 2018-2020 performance period, our PSUs were based on our three-year total shareholder return versus (i) the component members (excluding ourselves) of the S&P US REIT Index, weighted at 50% of the PSU award opportunity and (ii) our peer group of companies, also weighted at 50% of the PSU award opportunity. Our -22.8% total shareholder return ranked at the 29th percentile of the S&P US REIT index companies and at the 30th percentile of our peer group companies, resulting in a weighted total payout at 59% of target. This resulted in the named executive officers earning the number of units shown below:

Name	Performance Units Earned (#)
Gerard H. Sweeney	50,815

H. Jeffrey DeVuono	13,551
George D. Johnstone	10,128

William D. Redd	9,768
Thomas E. Wirth	19,197

Deferred Compensation Plan

We offer a deferred compensation plan that enables our executives to defer a portion of their base salaries, annual incentive awards and equity awards. The amounts deferred are not included in the executive’s current taxable income and, therefore, are not currently deductible by us. The executives select from a limited number of mutual funds and investment alternatives which serve as measurement funds, and the deferred amounts are increased or decreased to correspond to the market value of the selected investments. We do not consider any of the earnings credited under the deferred compensation plan to be “above market.” We generally do not provide any matching contribution to any executive officer who participates in this plan, other than a limited amount to make up for any loss of matching contributions under our Section 401(k) plan due to Internal Revenue Code limits. However, an executive who defers more than 25% of his or her annual incentive award into the Company Share Fund under the deferred compensation plan will receive a 15% matching contribution on the excess amount, which matching contribution will itself be invested in the Company Share Fund. We maintain this plan to help ensure that our benefits are competitive. See “Compensation Tables and Related Information - Nonqualified Deferred Compensation.”

Other Benefits

Our executives participate in company-sponsored benefit programs available generally to all our salaried employees, including our shareholder-approved non-qualified employee share purchase plan and our Section 401(k) plan. For 2020, our 401(k) plan provided a company matching contribution of 30% of the first 6% of eligible compensation contributed to the plan, up to a maximum company matching contribution of $5,850. Other benefits, such as health and dental plans, group term life insurance and short- and long-term disability insurance, are also available generally to all our salaried employees.

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Perquisites

We do not provide perquisites to our executive officers.

Post-Termination Benefits; Qualifying Retirement

We provide post-employment benefits to our executive officers that vary based on the executive and the circumstances of the executive’s termination. See “Employment and Other Agreements” and “Potential Payments upon Termination of Employment or Change-in-Control.”

We have “change of control” severance agreements with our executive officers which condition (other than with respect to our President and Chief Executive Officer) the executive’s entitlement to severance following a change of control upon a so-called “double trigger.” Under a double-trigger, the executive is entitled to severance only if, within a specified period following the change of control, the terms of his or her employment are adversely changed or he or she is terminated without cause, except for our President and Chief Executive Officer, who would be entitled to severance if he were to resign within six months following the change of control or his employment were terminated without cause. Our Compensation Committee believes that the severance protection that we provide is important in enabling us to attract and retain high quality executives and that it is in our best interest to have agreements with our senior executives that maintain their focus on, and commitment to, us notwithstanding a potential merger or other change of control transaction.

V. Key 2021 Executive Compensation Actions

Key 2021 Executive Compensation Actions

The number of shares subject to PSU awards (at target) and restricted share rights granted to each NEO as part of our 2021 long-term incentive compensation program are summarized below:

Name	PSUs (at target) (#)	Restricted Share Right Awards (#)
Gerard H. Sweeney	134,175	88,854

Thomas E. Wirth	43,413	28,749
H. Jeffrey DeVuono	32,997	21,851

George D. Johnstone	29,817	19,745
William D. Redd	30,214	20,009

The restricted shares right awards again include an outperformance modifier that can increase the number of shares payable under the award by up to 200% based on Brandywine’s achievement of superior results for two performance measures during the three-year period ending December 31, 2023. For 2021 awards, half of the outperformance feature is based on average FFO growth and half is based on aggregate investment activity. These outperformance goals are intentionally ambitious and their achievement was not considered probable on the date of grant.

All of our named executive officers’ base salaries, and target bonus opportunities as a percentage of their base salaries, are unchanged for 2021.

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VI. Additional Executive Compensation Policies and Practices

Timing of Equity and Other Awards

We do not have any process or practice to time the grant of equity awards in coordination with our release of earnings or other material non-public information. Historically, our Compensation Committee has approved annual incentive awards and equity-based long-term incentive awards after the completion of each fiscal year, following review of pertinent fiscal year information and industry data. The date on which the Committee has met has varied from year to year, primarily based on the schedules of Committee members and the timing of compilation of data requested by the Committee. We do not time the release of material information to affect the value of executive compensation.

Compensation Recovery; Clawback Agreements

We have entered into “clawback” agreements with each of our executive officers that provide that in the event of an accounting restatement due to material non-compliance with federal securities laws, and without regard to misconduct, we have the right to recover incentive-based compensation that was computed on the basis of erroneous data during the three-year period preceding the accounting restatement and that exceeded what should have been paid on the basis of the corrected data.

Share Ownership Requirements

We maintain minimum share ownership requirements for our executives. We include these requirements in our

Corporate Governance Principles. Our executive officers are required to own, within five years of their appointment as an executive officer, the lesser of (x) 75% of the number of common shares or share equivalents awarded to such executive officer for no consideration (other than such officer’s services) under an equity compensation program during the sixty-month period that precedes the testing date, less shares withheld for taxes and (y) common shares or share equivalents that have a market value (based on the average of the closing common share prices as reported on the New York Stock Exchange for the twelve-month period ending on June 30 of the calendar year that precedes the date of computation) at least equal to a multiple of the officers base salary. In the case of our President and Chief Executive Officer, the multiple is six, and in the case of our other executive officers, the multiple is four. Each of our executive officers is in compliance with the share ownership requirements. If an officer were not to meet the requirements, the officer would be restricted from selling any common shares (or share equivalents) that have been or are thereafter awarded to him or her under any of our equity compensation programs until such officer met the requirements, except as required by law or upon the approval of the Board or the Compensation Committee or (except as to himself) the President and Chief Executive Officer.

Hedging Prohibition

Our executives and Trustees are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls or other derivative instruments related to our shares.

Pledges and Transactions in Shares

Our executives and Trustees are prohibited from pledging our shares as collateral for loans.

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Compensation and Risks

Our Compensation Committee believes that the risks material to our business are those that derive from broad-based economic trends and specific trends related to the types of real estate we own and operate in our relevant markets. We do not believe that these risks are materially affected by, or materially arise from, our compensation policies and practices. We believe that our compensation policies and practices support achievement of competitive performance without unnecessary and excessive risk taking. Our annual incentive awards and equity-based long-term incentive awards are based on a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance. In addition, our share ownership requirements encourage our executives to focus on sustained share price appreciation rather than short-term results. Furthermore, compliance and ethical behavior are integral factors considered in all performance assessments.

Accounting Considerations

Prior to implementation of a compensation program and awards under the program, we evaluate the cost of the program and awards in light of our current budget and anticipated budget. We also review the design of compensation programs to assure that the recognition of expense for financial reporting purposes is consistent with our financial modeling.

Tax Considerations

Prior to implementation of a compensation program and awards under the program, we evaluate the federal income tax consequences, both to us and to our executives, of the program and awards. Before approving a program, our Compensation Committee receives an explanation from our outside professionals as to the expected tax treatment of the program and awards under the program.

Consideration of Prior Year Compensation

The primary focus of our Compensation Committee in setting executive compensation is the executive’s current level of compensation, including recent awards of long-term incentives, in the context of current levels of compensation for similarly situated executives at peer companies, taking into account the executive’s performance and our corporate performance. The Committee has not adopted a formulaic approach for considering amounts realized by an executive from prior equity-based awards.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our proxy statement for our 2021 annual meeting of shareholders.

Submitted by:

James C. Diggs (Chair)

Wyche Fowler

Michael J. Joyce

Charles P. Pizzi

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Compensation Tables and Related Information

The following tables and footnotes set forth information, for the three most recent fiscal years, concerning compensation awarded to, earned by or paid to: (i) our President and Chief Executive Officer, (ii) our Executive Vice President and Chief Financial Officer and (iii) each of our three other most highly compensated executive officers in 2020 who were serving as executive officers at December 31, 2020 (our “named executive officers”).

Summary Compensation Table

Current Executive Name and Principal Position	Year	Salary (1)	Share Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Gerard H. Sweeney President and Chief Executive Officer	2020	$750,000	$3,187,497	$1,350,000	$13,948(5)	$5,301,445
	2019	$750,000	$2,867,485	$1,650,000	$67,701	$5,335,186
	2018	$741,667	$2,249,994	$1,545,000	$14,791	$4,551,452
Thomas E. Wirth Executive Vice President, Chief Financial Officer	2020	$454,167	$1,023,738	$409,500	$5,130(6)	$1,892,535
	2019	$445,833	$1,007,264	$495,000	$5,040	$1,953,137
	2018	$422,833	$850,001	$437,750	$5,970	$1,716,554
H. Jeffrey DeVuono Executive Vice President and Senior Managing Director	2020	$414,167	$726,251	$373,500	$5,130(6)	$1,519,048
	2019	$408,333	$657,994	$451,000	$5,040	$1,522,367
	2018	$398,333	$599,999	$412,000	$5,970	$1,416,302
George D. Johnstone Executive Vice President, Operations	2020	$379,167	$664,995	$337,500	$5,130(6)	$1,386,792
	2019	$365,625	$530,940	$403,000	$5,040	$1,304,605
	2018	$357,292	$448,435	$369,513	$5,970	$1,181,210
William D. Redd Executive Vice President and Senior Managing Director	2020	$373,667	$562,504	$323,000	$5,130(6)	$1,264,301
	2019	$370,167	$606,116	$412,000	$5,040	$1,393,323
	2018	$344,333	$432,503	$356,380	$5,970	$1,139,186

(1)

Executives are eligible to defer a portion of their salaries under our Nonqualified Deferred Compensation Plan. The amounts shown in this column have not been reduced by any deferrals under the Nonqualified Deferred Compensation Plan. Amounts deferred in 2020 are shown in the Nonqualified Deferred Compensation table below.

(2)

This column represents the grant date fair value of Share Awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Share Awards consist of (i) restricted common share rights and (ii) awards of performance units. The grant date fair value of each restricted common share right awarded on March 5, 2020 was equal to the closing price on New York Stock Exchange on the award date ($14.66). The grant date fair value for the performance units awarded on March 5, 2020 was $16.86 and was determined using a Monte Carlo simulation probabilistic valuation model. We assumed volatility of 19.7%, which was calculated based on the volatility of our share price over the preceding six years, using weekly share price observations (average peer volatility over the same period was 20.4%). Our actual total

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shareholder return from the beginning of the performance period through the grant date was -3.2%, which was calculated using a 30-day average share price as the beginning share price and the share price on the grant date as the ending share price (average shareholder return for the index for the same period was -3.9%). The amounts listed in this column include the following amounts for performance units awarded in 2020: for Mr. Sweeney, $2,125,102; for Mr. Wirth, $682,527; for Mr. DeVuono, $484,185; for Mr. Johnstone, $375,017; and for Mr. Redd, $443,351. Per SEC rules, the values of these units are reported in this column based on their probable outcomes at the grant date. However, the terms of the units permit additional shares to be earned based on performance. The grant date value of the maximum number of common shares that may be earned under the units was $4,250,204 for Mr. Sweeney, $1,365,053 for Mr. Wirth, $968,371 for Mr. DeVuono, $750,034 for Mr. Johnstone, and $886,701 for Mr. Redd. Similarly, the amounts listed in this column also include the following amounts in respect of restricted common share rights awarded in 2020 that include an outperformance modifier which could increase the number of shares issuable under the award: for Mr. Sweeney, $1,062,396; for Mr. Wirth, $341,212; for Mr. DeVuono, $242,066; for Mr. Johnstone, $187,487; and for Mr. Redd, $221,645. Per SEC rules, the values of these restricted common share rights are reported based on their grant date fair values, which reflect that the achievement of the outperformance goals was not considered probable on the grant date. The grant date value of the maximum number of common shares that may be earned under these awards was $3,187,187 for Mr. Sweeney, $1,023,635 for Mr. Wirth, $726,198 for Mr. DeVuono, $562,460 for Mr. Johnstone, and $664,934 for Mr. Redd.

(3)	These amounts reflect annual incentives actually earned in cash. Executives are eligible to defer a portion of the amounts earned into our Deferred Compensation Plan.

(4)	Amounts in this column do not include dividends paid on unvested restricted common shares rights because the dollar value of dividends has been factored into the grant date fair value of the rights.

(5)

Represents for 2020 (i) $5,130 in employer matching and profit sharing contributions to our 401(k) retirement and profit sharing plan and deferred compensation plan; and (ii) $8,818 from participation in the Employee Share Purchase Plan.

(6)	Represents for 2020 $5,130 in employer matching and profit sharing contributions to our 401(k) retirement and profit sharing plan and deferred compensation plan.

Grants of Plan-Based Awards

Current Executive Name	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#) (2)			All Other Share Awards: Number of Shares (#)	Grant Date Fair Value of Share and Option Awards (3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Gerard H. Sweeney	Annual Incentive	n/a	$0	$1,500,000	$2,625,000
	Performance Units	3/5/20				63,022	126,044	252,088		$2,125,102
	Restricted Common Share Rights (4)(5)	3/5/20							72,469	$1,062,396
Thomas E. Wirth	Annual Incentive	n/a	$0	$455,000	$796,250
	Performance Units	3/5/20				20,241	40,482	80,964		$682,527
	Restricted Common Share Rights (4)(5)	3/5/20							23,275	$341,212
H. Jeffrey DeVuono	Annual Incentive	n/a	$0	$415,000	$726,250
	Performance Units	3/5/20				14,359	28,718	57,436		$484,185
	Restricted Common Share Rights (4)(5)	3/5/20							16,512	$242,066

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Current Executive Name	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#) (2)			All Other Share Awards: Number of Shares (#)	Grant Date Fair Value of Share and Option Awards (3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
George D. Johnstone	Annual Incentive	n/a	$0	$375,000	$656,250
	Performance Units	3/5/20				11,122	22,243	44,486		$375,017
	Restricted Common Share Rights (4)(5)	3/5/20							12,789	$187,487
William D. Redd	Annual Incentive	n/a	$0	$380,000	$665,000
	Performance Units	3/5/20				13,148	26,296	52,592		$443,351
	Restricted Common Share Rights (4)(5)	3/5/20							15,119	$221,645

(1)

The “Threshold” column represents the minimum amount payable when threshold performance is met. The “Target” column represents the amount payable if the specified performance targets are reached. The “Maximum” column represents the maximum payment opportunity. See “Compensation Discussion and Analysis - Discussion - Annual Incentive Awards.”

(2)

All equity and equity-based awards were made under our Amended and Restated 1997 Long-Term Incentive Plan. The numbers shown under Estimated Future Payouts Under Equity Incentive Plan Awards represent the number of shares potentially issuable under performance unit awards, not including performance units resulting from the deemed investment of amounts equal to future dividends paid on an equivalent number of common shares. See “Compensation Discussion and Analysis - Equity-Based Long-Term Incentive Compensation - Performance Units” for a description of, and a discussion of the objectives of, the performance units.

(3)	The amounts shown in this column represent the grant date fair value of awards on the date of grant, computed in accordance with FASB ASC Topic 718.

(4)

Consists of restricted common share rights that vest in three equal installments on each of April 15, 2021, April 15, 2022 and April 15, 2023. Vesting of restricted common share rights would accelerate if the recipient of the award were to die, become disabled or experience a “qualifying employment termination.” A “qualifying employment termination” would occur only if, prior to the first anniversary of the change of control, the executive were terminated without cause or the executive resigned for “good reason” on account of an adverse change in the executive’s compensation, position or responsibilities. Upon eligibility for qualifying retirement (i.e., attainment of age 57 with at least 15 years of service), a grantee is fully vested in these restricted common share rights, but the issuance of shares will not occur until the otherwise applicable vesting date (or, if sooner, the grantee’s separation from service).

(5)

These restricted common share rights also include an outperformance modifier attached that could increase the original award up to 200% based on Brandywine’s achievement of superior results for same-store net operating income growth and aggregate investment activity, weighted equally, during the three-year period ending December 31, 2022. See “Compensation Discussion and Analysis - Equity-Based Long-Term Incentive Compensation --2020 Restricted Share Rights Outperformance Modifier” for description of this outperformance feature.

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Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS				SHARE AWARDS
Current Executive Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#) (1)(2)	Market Value of Shares That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($) (2)
Gerard H. Sweeney	13,333	0	$6.21	(4)	13,773 (5)	$164,036 (5)	263,476	$3,137,999
	33,333	0	$14.31	(4)
	181,291	0	$11.89	3/2/21
Thomas E. Wirth					56,500	$672,915	91,354	$1,088,020
	25,745	0	$11.89	3/2/21
H. Jeffrey DeVuono	0	0			39,201	$466,884	62,507	$744,452
George D. Johnstone	27,665	0	$11.89	3/2/21	1,137 (5)	$13,542 (5)	49,208	$586,061
William D. Redd	0	0			1,397 (5)	$16,638 (5)	57,209	$681,359

(1)	The unvested shares shown in this column vest in the following amounts and on the following dates, based on the continued service of the grantee:

Current Executive Name	Number of Unvested Shares	Vesting Date
Gerard H. Sweeney	13,773	4/15/21
	34,323	4/15/21
Thomas E. Wirth	14,418	4/15/22
	7,759	4/15/23
	23,859	4/15/21
H. Jeffrey DeVuono	9,838	4/15/22
	5,504	4/15/23
George D. Johnstone	1,137	4/15/21
William D. Redd	1,397	4/15/21

(2)

The vesting of these awards will accelerate if the grantee dies, becomes disabled or experiences a qualifying employment termination (as defined above in footnote 4 of the Grant of Plan-Based Awards table).

(3)

Represents hypothetical payout value, if any, under performance units and the outperformance feature of restricted common share rights awarded on March 5, 2020 and February 21, 2019. For a discussion of the relevant terms of these awards, see “Compensation Discussion and Analysis - Equity-Based Long-Term Incentive Compensation.” In accordance with SEC rules, we have shown the number and value of these awards based on actual performance through December 31, 2020, rounded up to the next performance interval. This results in the following assumptions: for 2020-2022 performance units, target performance assumed; for 2019-2021 performance units, target performance assumed; for the outperformance feature of 2020 restricted share right awards, threshold performance assumed; and for the

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outperformance feature of 2019 restricted share rights awards, threshold performance assumed. The actual number and value of common shares, if any, that we will issue in respect of these awards will depend on actual performance through the end of the applicable performance period.

(4)	These options have an expiration date tied to Mr. Sweeney’s employment with us.

(5)	Excludes shares subject to outstanding restricted common share rights that are non-forfeitable because Mr. Sweeney, Mr. Johnstone and Mr. Redd are eligible for qualifying retirement.

Option Exercises and Shares Vested

	OPTION AWARDS		SHARE AWARDS

Current Executive Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Gerard H. Sweeney	8,410	$32,126	137,057 (2)	$1,819,105 (2)
Thomas E. Wirth	16,267	$72,225	39,649	$453,608
H. Jeffrey DeVuono	0	$0	30,471	$347,512
George D. Johnstone	0	$0	24,052 (2)	$320,595 (2)
William D. Redd	0	$0	26,284 (2)	$353,348 (2)

(1)

Reflects the number of restricted common shares (or share equivalents) that vested in 2020 multiplied by the closing market price of the common shares on the vesting date ($11.00 on April 15, 2020, except as indicated in footnote 2 below for a portion of the shares held by Mr. Sweeney, Mr. Johnstone and Mr. Redd) plus the number of common shares issued in settlement on 2018 Performance Units multiplied by the closing market price of the common shares on December 31, 2020 ($14.66).

(2)

In the case of Mr. Sweeney, the number and value of shares acquired upon vesting includes 72,469 restricted common share rights granted to him on March 5, 2020, in the case of Mr. Johnstone, the number and value of shares acquired upon vesting includes 12,789 restricted common share rights granted to him on March 5, 2020, and in the case of Mr. Redd, the number and value of shares acquired upon vesting includes 15,119 restricted common share rights granted to him on March 5, 2020. The closing market price of the common shares on March 5, 2020 was $14.66 per share. The restricted common share rights granted on March 5, 2020 to Mr. Sweeney, Mr. Johnstone and Mr. Redd are included in this table because the awards are non-forfeitable due to these executives’ eligibility for qualifying retirement. However, the shares subject to these awards will generally not be delivered until the earlier of (i) the executive’s separation from service, or (ii) the otherwise applicable vesting dates of April 15, 2021, April 15, 2022 and April 15, 2023.

Nonqualified Deferred Compensation

Current Executive Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Gerard H. Sweeney	$1,932	-	($1,217,766)	($437,458)	$11,837,937

Thomas E. Wirth	$117,304	-	($352,244)	-	$1,826,733

H. Jeffrey DeVuono	$391,769	-	($542,819)	($194,766)	$3,672,538

George D. Johnstone	$328,908	-	($369,425)	-	$1,363,755

William D. Redd	$452	-	$72,503	-	$916,482

(1)

The amounts shown reflect the portion of the executive’s 2019 annual incentive award and/or 2017, 2018 or 2019 equity awards deferred into our Nonqualified Deferred Compensation Plan in 2020. None of these amounts are also reported in the Summary Compensation Table for 2020.

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(2)

The following portions of the amounts shown in this column have been reported (either as salary, bonus, share awards or non-equity incentive plan compensation) in the Summary Compensation Table of our proxy statements for prior years (or would have been reported, had the executive been a named executive officer in the applicable year): $8,540,621 for Mr. Sweeney, $2,174,667 for Mr. Wirth; $3,514,725 for Mr. DeVuono; $1,452,851 for Mr. Johnstone; and $217,188 for Mr. Redd. In some cases, the previously reported amounts exceed the aggregate account balance as a result of investment losses.

Our Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) affords participating executives and Trustees the ability to defer a portion of their base salary, bonus and annual incentive award (or, in the case of our Trustees, annual retainer and Board fees) on a tax-deferred basis. In addition, participants may elect to defer the receipt of equity grants under our long-term incentive plans. If a participant’s matching contributions under our 401(k) plan are limited due to participation in the Deferred Compensation Plan or due to limitations on matching contributions imposed by the Internal Revenue Code, we make a matching contribution for the participant under the deferred compensation plan to the extent the participant has deferred an amount under the Deferred Compensation Plan at least equal to the amount that would have been required if the matching contribution had been made under our 401(k) plan. We have the right, but not the obligation, to make matching contributions for executives on deferred amounts (and/or to make a discretionary profit sharing contribution for executives) covering compensation in excess of $285,000 (for 2020) because the 401(k) plan rules will not permit such matching contributions due to the IRS annual compensation limitation. Participants elect the timing and form of distribution. Distributions are payable in a lump sum or installments and may commence in-service, after a required minimum deferral period, or upon retirement. Participants elect the manner in which their accounts are deemed invested during the deferral period.

Because the Deferred Compensation Plan is a “nonqualified” deferred compensation plan, we are not obligated to invest deferred amounts in the selected manner or to set aside any deferred amounts in trust. One of the deemed investment options is a hypothetical investment fund (the “Common Share Fund”) consisting of our common shares. Effective for compensation deferred after 2006, all deferrals that are invested in the Company Share Fund will continue to be invested in the Company Share Fund until distribution and will not be eligible to be transferred into other investment funds. An executive who defers more than 25% of his or her annual bonus or annual incentive award into the Company Share Fund is entitled to 15% matching contribution on the excess amount, which matching contribution will itself be invested in the Company Share Fund. All deferred equity grants will be invested in the Company Share Fund and all distributions of benefits attributable to Company Share Fund credits will be paid in common shares.

With respect to post-2004 deferred compensation deemed invested in the Company Share Fund, dividend equivalents are subject to participants’ elections to receive the dividend equivalents in cash or to continue to defer them under the Deferred Compensation Plan. Any dividend equivalents credited to participants’ accounts in the Deferred Compensation Plan will be invested in investment funds selected by the participants other than the Company Share Fund.

In general, compensation subject to a deferral election, matching contributions and profit sharing contributions are not includible in a participant’s taxable income for federal income tax purposes until the participant receives a distribution from the Deferred Compensation Plan. We are not entitled to a deduction until such amounts are distributed.

Employment and Other Agreements

We have agreements with executives that provide for payments to the executives in connection with their termination of employment or upon a change of control of us. We summarize below, and in the table that follows, circumstances that would trigger payments by us, and the amounts of the payments. We discuss the rationale for these agreements above under “Compensation Discussion and Analysis - Post Termination Benefits; Qualifying Retirement,” including why we have entered into agreements with executive officers that provide for post-employment payments following a change-in-control.

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Agreement with our President and Chief Executive Officer

We have a 2007 employment agreement with Gerard H. Sweeney. Mr. Sweeney’s employment agreement provides for an annual base salary of not less than $600,000 (currently $750,000). If Mr. Sweeney’s employment with us were not extended upon expiration of the term of his employment agreement, which currently renews annually for successive one-year periods absent advance notice of non-renewal, we would be obligated to provide him with a severance benefit during the one-year period following expiration of the term equal to the sum of his prior year salary and bonus as well as health care benefits. The employment agreement entitles Mr. Sweeney to a payment equal to 2.99 times the sum of his annual salary and annual bonus upon: (i) termination of his employment without cause, (ii) his resignation “for good reason” or (iii) his death. Resignation by Mr. Sweeney within six months following a reduction in his salary, an adverse change in his status or responsibilities, certain changes in the location of our headquarters or a change of control of us would each constitute a resignation “for good reason.” Mr. Sweeney’s employment agreement also includes a tax gross-up for excise tax payments that would be payable upon a change of control and that would put him in the same financial position after-tax that he would have been in if the excise tax did not apply to him. Mr. Sweeney’s severance and change of control benefits were determined by our Compensation Committee and are not conditioned on any non-competition or other post-employment restrictive covenants.

Change of Control Agreements with Executive Officers

In addition to our employment agreement with Mr. Sweeney, we have entered into change of control agreements with our executive officers. These agreements provide that if both (i) a change of control (a “CIC”) occurs at a time when an executive is an employee and (ii) the executive’s employment is terminated other than for cause or the executive resigns for good reason, in either case within a specified number of days (as indicated in the table below under the caption “Coverage Period”) following the CIC, then we (or our successor in the CIC transaction) will pay to the executive the product of: (x) the CIC Multiplier (as indicated in the table below under the caption “CIC Multiplier”) times (y) the sum of (1) the executive’s annual base salary in effect at the time of the CIC plus (2) the greater of (i) the annual bonus most recently paid to the executive prior to the CIC or (ii) the executive’s target bonus for the year in which the CIC occurs. In addition, if the foregoing double trigger (i.e., a CIC and a qualifying employment termination) were to occur, we would provide the applicable executive with continued medical and group term life insurance coverage during the Coverage Period.

The table below shows the Coverage Period and CIC Multiplier for the identified executive officers.

Name	Coverage Period	CIC Multiplier
Thomas E. Wirth	730 days	2.00
H. Jeffrey DeVuono	730 days	2.00
George D. Johnstone	730 days	1.75
William D. Redd	730 days	1.75

Equity Award Agreements

Under the terms of our restricted common share right awards, if an executive’s employment is terminated without cause or if the executive resigns with good reason within one year following a CIC, or if an executive dies, becomes disabled or has a qualifying retirement, all otherwise unvested restricted common share rights will then vest and shares will be delivered in respect thereof.

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Under the terms of our performance unit programs, in the event of a CIC, death, disability or qualifying retirement while a performance unit is outstanding, the applicable measurement period will be truncated and the performance units will then be settled based on actual performance through that time (for 2020-2022 PSUs and 2021-2023 PSUs, the payout will be subject to pro-ration in the case of qualifying retirement).

Similarly, in the event of CIC during the performance period applicable to an outperformance share, the performance period will be truncated and the number of outperformance shares earned will then be determined (with such adjustments to the performance measures as the Committee then deems appropriate). Any earned outperformance shares will then remain subject to the same time vesting requirements that generally apply to outperformance shares.

In the event of a death, disability or qualifying retirement during the performance period applicable to an outperformance share, a pro-rata portion of those outperformance shares will remain outstanding and be earned (or not) based on actual performance through the end of the applicable performance period. In these cases, any earned shares will be delivered promptly following the performance determination. In the event of a death, disability or qualifying retirement following the performance period applicable to an outperformance share, any then remaining time vesting requirements will be waived.

Potential Payments Upon Termination of Employment or Change-in-Control

The table below was prepared as though the triggering event listed below the name of each named executive officer occurred on December 31, 2020. Assumptions are noted in the footnotes to the table.

Current Executive Name		Severance Amount	Value of Unvested Equity Awards (2)	Medical and Life Insurance	Tax Gross-Up	Total
Gerard H. Sweeney
◾	Retirement	$0	$1,339,932	$0	n/a	$1,339,932
◾	Non-renewal of employment agreement at Company election	$2,400,000	$1,339,932	$14,788	n/a	$3,754,720
◾	Involuntary or good reason termination (not in connection with change in control)	$7,176,000	$1,339,932	$44,365	n/a	$8,560,297
◾	Death	$7,176,000	$2,563,628	$0	n/a	$9,739,628
◾	Disability	$750,000 (1)	$2,563,628	$14,788	n/a	$3,328,416
◾	Involuntary or good reason termination (in connection with change in control)	$7,176,000	$2,563,628	$44,365	$0	$9,783,992
Thomas E. Wirth
◾	Death	$0	$1,503,364	$0	n/a	$1,503,364
◾	Disability	$0	$1,503,364	$0	n/a	$1,503,364
◾	Involuntary or good reason termination (in connection with change in control)	$1,900,000	$1,503,364	$45,130	n/a	$3,448,493
H. Jeffrey DeVuono
◾	Death	$0	$1,035,586	$0	n/a	$1,035,586
◾	Disability	$0	$1,035,586	$0	n/a	$1,035,586
◾	Involuntary or good reason termination (in connection with change in control)	$1,732,000	$1,035,586	$46,722	n/a	$2,814,308

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Current Executive Name		Severance Amount	Value of Unvested Equity Awards (2)	Medical and Life Insurance	Tax Gross-Up	Total
George D. Johnstone
◾	Retirement	$0	$260,532	$0	n/a	$260,532
◾	Death	$0	$461,072	$0	n/a	$461,072
◾	Disability	$0	$461,072	$0	n/a	$461,072
◾	Involuntary or good reason termination (in connection with change in control)	$1,361,500	$461,072	$45,130	n/a	$1,867,701
William D. Redd
◾	Retirement	$0	$299,443	$0	n/a	$299,443
◾	Death	$0	$537,153	$0	n/a	$537,153
◾	Disability	$0	$537,153	$0	n/a	$537,153
◾	Involuntary or good reason termination (in connection with change in control)	$1,386,000	$537,153	$16,899	n/a	$1,940,052

(1)	This amount would be subject to reduction by the amount of any disability insurance proceeds receivable by Mr. Sweeney in the year following the cessation of his employment due to disability.

(2)

Represents the aggregate value of unvested equity awards as of December 31, 2020 that would vest upon a change of control coupled with a qualifying termination of employment, death, disability or qualifying retirement and, in the case of Mr. Sweeney, his termination without cause or resignation for good reason (not in connection with a change in control). For Messrs. Wirth and DeVuono, unvested equity awards include both restricted common share rights and performance units. For Messrs. Sweeney, Johnstone and Redd, unvested equity awards exclude restricted common share rights that are already non-forfeitable because they are retirement eligible. We computed the value of the accelerated equity awards using the closing price of our common shares on December 31, 2020 (the last trading day of 2020) ($11.91) and, in the case of the performance units and outperformance shares subject to open performance periods, based on actual period to date performance through December 31, 2020, as follows: 2019-2021 PSUs, assuming payout at 100% of target; 2020-2022 PSUs, assuming payout at 100% of target; 2019 outperformance shares, assuming no payout; and 2020 outperformance shares, assuming no payout. See “Compensation Discussion and Analysis - Discussion - Vesting and Forfeiture Restrictions.”

Equity Compensation Plan Information as of December 31, 2020

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c)) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	2,801,727(1)	$11.91(2)(3)	6,843,290(4)

Equity compensation plans not approved by security holders	—	—	—
Total	2,801,727	$11.91	6,843,290

(1)

Relates to awards outstanding under our Amended and Restated 1997 Long-Term Incentive Plan (most recently approved by shareholders in May 2017), options awarded prior to adoption of the Amended and Restated 1997 Long-Term Incentive Plan, and shares deferred under our Deferred Compensation Plan. For this purpose: (i) 715,965 outstanding performance units are reflected at target and (ii) 136,292 shares are included in respect of the outperformance feature of restricted common share rights awards (“outperformance shares”) assuming threshold performance.

(2)

Does not take into account 488,735 restricted common share rights, 715,965 performance units (measured at target), 136,292 outperformance shares (measured at threshold) or 1,160,689 shares deferred under our Deferred Compensation Plan, as they do not have an exercise price.

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(3)

The weighted average remaining term of the options as of December 31, 2020 was approximately 1.0 year (assuming a 15 year term from the grant date for 46,667 of the outstanding options that do not have a stated expiration date).

(4)

Includes 6,130,940 available under our Amended and Restated 1997 Long-Term Incentive Plan and 712,350 shares available under our Employee Share Purchase Plan (this applies the same assumptions stated above in footnote 1 with respect to performance units and outperformance shares subject to open performance periods).

401(k) Plan

We maintain a Section 401(k) and Profit Sharing Plan (the “401(k) Plan”) covering eligible employees. The 401(k) Plan permits eligible employees to defer up to a designated percentage of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We reserve the right to make matching contributions or discretionary profit sharing contributions. The 401(k) Plan is designed to qualify under Section 401 of the Code so that contributions by employees or us to the 401(k) Plan and income earned on plan contributions are not taxable to employees until such amounts are withdrawn from the 401(k) Plan, and so that contributions by us, if any, will be deductible by us when made.

Employee Share Purchase Plan

Our shareholders approved the 2007 Non-Qualified Employee Share Purchase Plan (the “ESPP”) in May 2007. The number of common shares reserved and initially available for issuance under the ESPP is 1,250,000.

The ESPP is intended to provide eligible employees with a convenient means to purchase common shares through payroll deductions and voluntary cash investments. All of our full-time and qualified part-time employees are eligible to participate in the ESPP beginning on the first day of the quarterly purchase period that begins on, or next following, their date of hire. At December 31, 2020, approximately 341 persons were eligible to participate in the ESPP, including 23 officers and all of our other full-time and qualified part-time employees. Part-time employees must be scheduled to work at least 20 hours per week to qualify for participation under the ESPP.

Prior to each purchase period, a participant may specify the contributions the participant proposes to make for the purchase period. Such contributions will be expressed as a stated whole percentage (ranging from 1% to 20%) of the participant’s compensation payable during the purchase period (including base salary, bonus, commissions and other compensation processed through our regular payroll system) that we are authorized to deduct during the purchase period to purchase common shares for the participant’s account under the ESPP. A participant may withdraw (without interest) at any time on or before the last day of a purchase period all or any of the contributions credited to his or her account. In addition, a participant may amend or revoke his or her election at any time prior to a purchase period, and a participant may amend or revoke his or her election during a purchase period to reduce or stop his or her contributions. The account balance of any participant who terminates employment during a purchase period before the last day of the purchase period will be automatically returned without interest to the participant. At the end of each purchase period, the amounts accumulated for each participant will be used to purchase common shares at a price equal to 85% (or such higher percentage set by the Compensation Committee) of the average closing price of the common shares as reported on the New York Stock Exchange during the purchase period. The ESPP Plan Year begins June 1 and extends to the next following May 31. Purchase periods have a duration of three months, ending on each of February 28, May 31, August 31 and November 30. Under the plan document the maximum contribution by each participant for any Plan Year may not exceed $50,000. The ESPP does not qualify as an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code.

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2021 PROXY STATEMENT

Pay Ratio Disclosure

The disclosure of CEO pay ratio is required under the Dodd-Frank Act. Our CEO to median employee pay ratio is calculated in accordance with SEC requirements. We identified the median employee by examining the annual compensation for all employees, excluding our CEO, who were employed by Brandywine on December 31, 2020. We included all employees, whether employed on a full-time, part-time, seasonal or temporary basis. We annualized the compensation for any full-time employee at December 31, 2020 who was not employed by Brandywine for all of fiscal 2020. ADP payroll records were used to determine all payments made to the median employee. Compensation used to identify the median employee was base salary/base wages, including regular earnings, straight time, overtime, short-term disability and paid parental, vacation and sick leave. The methodology was consistently applied for all employees on our payroll as of December 31, 2020.

After we identified our median employee, we calculated his or her 2020 total compensation using the same methodology we use for our named executive officers, as set forth in the Summary Compensation Table that appears earlier in this proxy statement.

Brandywine’s CEO pay is designed to provide a competitive CEO pay package with significant performance-based pay in a highly competitive CEO talent market. Median employee pay represents Brandywine’s compensation to employees at various rates based on competitive labor markets. The table below sets forth: (i) the median of the 2020 total compensation of all of our employees (excluding our CEO), as determined under SEC rules; (ii) the 2020 total compensation of our CEO; and (iii) the ratio of our CEO’s 2020 total compensation to the median of the 2020 total compensation of all other employees. As indicated in the table, the ratio of our CEO’s annual total compensation to the median annual total compensation of all other employees is 67.24:1.

Principal Position	Year	Salary	Share Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

CEO	2020	$750,000	$3,187,497	$1,350,000	$13,948	$5,301,445

Median Employee	2020	$69,835	$4,960	$2,500	$1,550	$78,845

					Ratio	67.24:1

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of common shares (and common shares for which Class A Units of Brandywine Operating Partnership, L.P. may be exchanged) beneficially owned as of March 16, 2021 by each Trustee and nominee to the Board, by each named executive officer, by all Trustees and executive officers as a group, and by each person known to us to be the beneficial owner of more than 5% of the outstanding common shares. Except as indicated below, to our knowledge, all of such common shares are owned directly, and the indicated person has sole voting and investment power.

Name and Business Address of Beneficial Owner (1)	Number of Common Shares	Percentage of Common Shares

The Vanguard Group, Inc. (2)	27,228,195	15.95%

BlackRock, Inc. (3)	25,668,085	15.04%

State Street Corporation (4)	9,009,141	5.28%

Gerard H. Sweeney (5)	1,571,558	*

Thomas E. Wirth (6)	193,531	*

Henry J. DeVuono (7)	219,261	*

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BRANDYWINE REALTY TRUST

Name and Business Address of Beneficial Owner (1)	Number of Common Shares	Percentage of Common Shares

George D. Johnstone (8)	245,686	*

William D. Redd (9)	120,418	*

Michael J. Joyce	87,601	*

James C. Diggs	52,416	*

Wyche Fowler (10)	65,716	*

H. Richard Haverstick, Jr.	33,901	*

Terri A. Herubin	22,338	*

Charles P. Pizzi	66,744	*

All Trustees and Executive Officers as a Group (11 persons)	2,679,170	1.57%

* Less than one percent.

(1)	Unless indicated otherwise, the business address of each person listed is 2929 Walnut Street, Suite 1700, Philadelphia, Pennsylvania 19104.

(2)

Information regarding beneficial ownership of our common shares by The Vanguard Group, Inc. is included herein based on Amendment No. 15 to Schedule 13G filed with the SEC on February 10, 2021, relating to such shares beneficially owned as of December 31, 2020. Vanguard has an address of 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Such report provides that The Vanguard Group, Inc. is the beneficial owner, in aggregate, of 27,228,195 common shares, with sole dispositive power over 26,611,614 of such shares and shared dispositive power over 616,581 of such shares and with sole power to vote none of such shares and shared power to vote 480,530 of such shares.

(3)

Information regarding beneficial ownership of our common shares by BlackRock, Inc. is included herein based on Amendment No. 9 to Schedule 13G filed with the SEC on January 26, 2021, relating to such shares beneficially owned as of December 31, 2020. BlackRock, Inc. has an address of 55 East 52nd Street, New York, New York 10055. Such report provides that BlackRock, Inc. is the beneficial owner of 25,668,085 common shares and has sole dispositive power over all of such shares and sole power to vote 2,491,050 of such shares.

(4)

Information regarding beneficial ownership of our common shares by State Street Corporation is included herein based on the Schedule 13G filed with the SEC on February 5, 2021, relating to such shares beneficially owned as of December 31, 2020. State Street Corporation has an address of One Lincoln Street, Boston, Massachusetts 02111. Such report provides that State Street Corporation is the beneficial owner of 9,009,141 common shares with shared dispositive power over all of such shares and shared power to vote 8,289,891 of such shares.

(5)

Includes (a) 850,706 common shares, (b) 46,666 common shares subject to vested options, (c) 100,433 common shares subject to restricted common share rights vesting within 60 days, (d) 423,037 common shares credited to Mr. Sweeney’s account in the deferred compensation plan, and (e) 150,717 common shares subject to restricted common share rights that are not forfeitable (due to the executive’s retirement eligibility) but that are subject to delayed delivery.

(6)

Includes (a) 44,608 common shares, (b) 34,323 common shares subject to restricted common share rights vesting within 60 days, and (c) 114,600 common shares credited to Mr. Wirth’s account in the deferred compensation plan.

(7)

Includes (a) 30,450 common shares, (b) 23,859 common shares subject to restricted common share rights vesting within 60 days, and (c) 164,952 common shares credited to Mr. DeVuono’s account in the deferred compensation plan.

(8)

Includes (a) 83,836 common shares, (b) 18,341 common shares subject to restricted common share rights vesting within 60 days, (c) 112,210 common shares credited to Mr. Johnstone’s account in the deferred compensation plan and (d) 31,299 common shares subject to restricted common share rights that are not forfeitable (due to the executive’s retirement eligibility) but that are subject to delayed delivery.

(9)

Includes (a) 65,681 common shares, (b) 19,088 common shares subject to restricted common share rights vesting within 60 days, (c) 2,381 common shares credited to Mr. Redd’s account in the deferred compensation plan, and (d) 33,268 common shares subject to restricted common share rights that are not forfeitable (due to the executive’s retirement eligibility) but that are subject to delayed delivery.

(10)	Includes 9,972 common share equivalents credited to Mr. Fowler’s account in the deferred compensation plan.

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71

We launched a comprehensive **'tenant resource toolkit'** featuring free space planning services, signage solutions, an exclusive health & wellness app, and more, to help our tenants return to the workplace with confidence.

BRANDYWINE REALTY TRUST

Proposal 2: Ratification of the

Appointment of Independent

Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. PricewaterhouseCoopers LLP was first engaged as our independent registered public accounting firm in June 2003 and has audited our financial statements for fiscal 2002 through and including 2020.

In selecting PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, the Audit Committee considered a number of factors, including: (i) the professional qualifications of PricewaterhouseCoopers LLP, the lead audit partner and other key engagement team members; (ii) the results of management’s and the Audit Committee’s annual evaluations of the performance and independence of PricewaterhouseCoopers LLP; (iii) the quality of the Audit Committee’s ongoing discussions with PricewaterhouseCoopers LLP, including the professional resolution of accounting and financial reporting matters with the national office; and (iv) the appropriateness of PricewaterhouseCoopers LLP’s fees in light of our size and complexity.

Although shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our Board has decided to afford our shareholders the opportunity to express their opinions on the matter of our independent registered public accounting firm. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of all votes cast on the matter. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and those of our shareholders. If our shareholders do not ratify the appointment, the Audit Committee will take that fact into consideration, together with such other information as it deems relevant, in determining its next selection of an independent registered public accounting firm.

Representatives of PricewaterhouseCoopers LLP will be present at the Meeting to make any statement they may desire and to respond to appropriate questions from shareholders.

The Board of Trustees unanimously recommends a vote FOR Proposal 2 to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2021.

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2021 PROXY STATEMENT

Fees to Independent Registered

Public Accounting Firm

Audit Fees. For 2020, we incurred audit fees of $1,225,115 in aggregate payable to our independent registered public accounting firm, PricewaterhouseCoopers LLP. These fees include: (i) recurring audit and quarterly review fees of $1,100,000 for both us, our operating partnership and our affiliates and (ii) fees of $125,115 related to the adoption and auditing of new accounting pronouncements and other nonrecurring items. For 2019, we incurred audit fees of $1,528,737 in aggregate payable to our independent registered public accounting firm, PricewaterhouseCoopers LLP. These fees include: (i) recurring audit and quarterly review fees of $1,113,117 for both us, our operating partnership and our affiliates and (ii) fees of $415,620 related to the adoption and auditing of new accounting pronouncements and other nonrecurring items.

Audit-Related Fees. For 2020 and 2019, we did not incur audit-related fees.

Tax Fees. We did not pay PricewaterhouseCoopers LLP fees for tax services in 2020 or 2019 or engage PricewaterhouseCoopers LLP for tax services in 2020 or 2019.

All Other Fees. We did not engage PricewaterhouseCoopers LLP for other services in 2020 or 2019.

Pre-Approval Policy. All services provided by PricewaterhouseCoopers LLP in 2020 and 2019 were pre-approved by our Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has adopted a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, the Audit Committee has pre-approved the provision by the independent registered public accounting firm of services that fall within specified categories (such as statutory audits or financial audit work for subsidiaries, services associated with SEC registration statements and consultations by management as to accounting interpretations) but only up to specified dollar amounts. Any services that exceed the pre-approved dollar limits, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the Audit Committee. If the Audit Committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the Audit Committee at its next meeting.

We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or any of our subsidiaries.

Report of the Audit Committee

The Audit Committee is comprised of independent trustees as required by the listing standards of the New York Stock Exchange. The role of the Audit Committee is to appoint, retain, and oversee our independent registered public accounting firm, which is currently PricewaterhouseCoopers LLP, and to oversee Brandywine’s financial reporting process on behalf of the Board of Trustees. Management of Brandywine has the primary responsibility for the preparation of Brandywine’s consolidated financial statements as well as executing Brandywine’s financial reporting process, principles, and internal controls. The independent registered public accounting firm is responsible for performing an audit of

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BRANDYWINE REALTY TRUST

Brandywine’s consolidated financial statements and internal controls over financial reporting, and expressing an opinion as to the conformity of such consolidated financial statements with US generally accepted accounting principles, and management’s assessment of and the effectiveness of Brandywine’s internal controls over financial reporting.

During fiscal year 2020, the Audit Committee of the Board of Trustees reviewed the quality and integrity of Brandywine’s consolidated financial statements, the effectiveness of Brandywine’s system of internal control over financial reporting, Brandywine’s compliance with legal and regulatory requirements, the qualifications and independence of Brandywine’s independent registered public accounting firm, the performance of Brandywine’s internal audit function and independent registered public accounting firm and other significant financial matters.

The Audit Committee’s work is guided by a written charter that the Board has approved. The Audit Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the SEC, the Public Company Accounting Oversight Board and the New York Stock Exchange. You can access the Audit Committee charter by clicking on “Corporate Governance” in the “Investor” section of Brandywine’s Internet site at www.brandywinerealty.com or by writing to Brandywine at Brandywine Realty Trust, 2929 Walnut Street, Suite 1700, Philadelphia, Pennsylvania 19104, Attention: Shawn Neuman.

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, Brandywine’s independent registered public accounting firm, the audited consolidated financial statements of Brandywine and its operating partnership and their internal controls over financial reporting. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by AS 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board and approved by the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Brandywine. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements of Brandywine and its operating partnership be included in their Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and be filed with the SEC.

Submitted by:

H. Richard Haverstick, Jr. (Chair)

James C. Diggs

Michael J. Joyce

Terri A. Herubin

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To date, our **Construction Apprenticeship Preparatory Program** has placed 50 un-or-underemployed Philadelphians in union jobs.

THE CONSTRUCTION APPRENTICE PREPARATORY PROGRAM
brandywine
REALTY

BRANDYWINE REALTY TRUST

Proposal 3:

Advisory Vote on

Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires us to enable our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail above under the heading “Executives and Executive Compensation - Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term strategic and corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” and “Compensation Tables and Related Information” for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory and non-binding basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on us, our Board of Trustees, or its Compensation Committee. Our Board of Trustees and its Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Trustees unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

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TEMPERATURE DANGER ZONE
HOLD COLD FOOD
HOLD HOT FOOD

Working in partnership with several of our food & beverage tenants and a number of community organizations, **Brandywine funded over 36,000 meals** to Philadelphians in-need in 2020.

BRANDYWINE REALTY TRUST

Other Information

Certain Relationships and Related Party Transactions

Other than compensation and other arrangements described above under “Trustee Compensation,” “Executives and Executive Compensation” and as set forth below, since January 1, 2020, there was not, nor is there currently planned, any transaction or series of similar transactions to which we were or will be a party in which:

the amount involved exceeded or will exceed $120,000; and

any trustee, nominee, executive officer, holder of more than 5% of our common shares or any member of their immediate family had or will have a direct or indirect material interest.

We refer to these types of transactions as “related party transactions.”

Policies and Procedures for Review, Approval or Ratification of Related Party Transactions

Our Audit Committee’s charter provides for review by the Audit Committee of related party transactions. In addition, our Declaration of Trust provides for approval of transactions in which any of our Trustees has an interest by a majority of our Trustees who have no interest in the transaction. Therefore, related party transactions with a Trustee require both review by our Audit Committee and approval by a majority of our Trustees who have no interest in the transaction. While our Declaration of Trust and our Audit Committee charter do not dictate the criteria or standards that our Trustees must follow in approving related party transactions, the Audit Committee and other independent Trustees will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a Trustee’s independence. Accordingly, our Trustees consider related party transactions in light of their duties under Maryland law.

Related Party Employment

Kathleen Sweeney-Pogwist, who has served as a Senior Vice President of Leasing of the Company (a non-executive officer position) since 2006, is the sister of Gerard H. Sweeney, our President and Chief Executive Officer. From 1998 to 2006, Ms. Sweeney-Pogwist was a leasing agent for the Company. Ms. Sweeney-Pogwist’s employment with the Company, in light of her relationship to Mr. Sweeney, has been reviewed and approved by our independent Trustees each year. Ms. Sweeney-Pogwist earned total compensation of approximately $286,896.15 in 2020, inclusive of base salary, compensation expense associated with restricted common share awards, and commissions based on actual leasing activity and business plan achievement in accordance with the Company’s standard commission practices as applied to each our of leasing agents. Ms. Sweeney-Pogwist’s compensation structure is consistent with other leasing personnel with similar responsibilities. The Company believes that the above employment relationship is in our best interests and on terms no less favorable to us than could have been obtained in arms-length negotiations with unaffiliated third parties.

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2021 PROXY STATEMENT

Proposals Pursuant to SEC Rule 14a-8

Under rules of the Securities and Exchange Commission, any of our shareholders wishing to have a proposal considered for inclusion in our 2021 proxy solicitation materials must set forth such proposal in writing and file it with our Secretary on or before the close of business on December 1, 2021. However, if the date of the 2022 Annual Meeting is more than 30 days before or after May 18, 2022, then the deadline for submitting any shareholder proposal for inclusion in the proxy materials relating to such Annual Meeting will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such shareholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, including Rule 14a-8.

Proxy Access Trustee Nominees

Pursuant to the proxy access provisions of our Bylaws, our shareholders are entitled to nominate and include in our proxy materials Trustee nominees, provided that the eligibility and procedural requirements specified in our Bylaws, including advance notice requirements, are satisfied. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth above, not less than 120 days nor more than 150 days prior to the anniversary of the date of our proxy statement in connection with the most recent annual meeting of shareholders. As a result, any notice given by a shareholder pursuant to the proxy access provisions of our Bylaws with respect to the 2022 Annual Meeting must be received no earlier than the close of business on November 1, 2021, and no later than the close of business on December 1, 2021. However, in the event that the date of the 2021 Annual Meeting is more than 30 days before or after May 18, 2022, then the notice, to be timely, must be delivered not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the date of the 2022 Annual Meeting (or, if the first public announcement of the meeting is less than 160 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced).

The complete requirements for submitting a nominee for inclusion in our proxy materials are set forth in our Bylaws, a copy of which may be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above or on our website (www.brandywinerealty.com).

Other Proposals and Nominees

Any shareholder who wishes to propose any business to be considered by the shareholders at the 2021 Annual Meeting or who wants to nominate a person for election to the Board of Trustees at that meeting, other than (i) a proposal for inclusion in the Proxy Statement pursuant to Securities and Exchange Commission regulations or (ii) pursuant to the proxy access Bylaw provisions, in each case as described above, must provide a written notice that sets forth the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth above, not less than 120 days nor more than 150 days prior to the anniversary of the date of our proxy statement in connection with the most recent annual meeting of shareholders. As a result, any notice given by a shareholder pursuant to the proxy access provisions of our Bylaws with respect to the 2021 Annual Meeting must be received no earlier than the close of business on November 1, 2021, and no later than the close of business on December 1, 2021. However, in the event that the date of the 2022 Annual Meeting is more than 30 days before or after May 18, 2022, then the notice, to be timely, must be delivered not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the date of the 2022 Annual Meeting (or, if the first public announcement of the meeting is less than 160 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced).

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BRANDYWINE REALTY TRUST

The complete requirements for the notice are set forth in our Bylaws, a copy of which may be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above or on our website (www.brandywinerealty.com).

Review of Shareholder Proposals; Other Business

Our Board of Trustees will review any shareholder proposals and nominations that are made according to the procedures described above and, with the assistance of the Secretary, will determine whether such proposals and nominations meet applicable criteria for inclusion in our proxy solicitation materials or consideration at the Annual Meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on the applicable shareholder proposal filing deadline and also retain that authority under certain other circumstances.

We know of no business that will be presented at the Meeting other than as set forth in this Proxy Statement and our Bylaws do not allow proposals to be presented at the Meeting unless they were properly presented to us prior to December 4, 2020. However, if other matters should properly be presented at the Meeting, it is the intention of the persons named in the proxy card to vote in accordance with their best judgment on such matters.

Expenses of Solicitation

The expense of solicitation of proxies on behalf of the Trustees, including printing and postage, will be paid by us. Request will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at our expense, to the beneficial owners of common shares held of record by such persons. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by our Trustees and officers. In addition, we have engaged Georgeson Inc. to solicit proxies for the Meeting. We have agreed to pay $8,500 plus out-of-pocket expenses of Georgeson Inc. for these services.

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As part of our community engagement & philanthropy program, we celebrated the holidays by **donating $5,000 to five worthy organizations across our core regions, for a total investment of $25,000.**

BRANDYWINE REALTY TRUST

Appendix A: Reconciliation of Non-GAAP

Financial Measures to GAAP Measures

(unaudited, in thousands)

Twelve Months Ended December 31, 2020

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$305,117

Add (deduct):

◾ Net income attributable to non-controlling interests - LP units	1,779

◾ Nonforfeitable dividends allocated to unvested restricted shareholders	410

◾ Net gain on real estate venture transactions	(75)

◾ Net gain on disposition of real estate	(289,461)

◾ Depreciation and amortization:

Real property	143,877

Leasing costs including acquired intangibles	42,390

Company’s share of unconsolidated real estate ventures	37,291

Partners’ share of consolidated real estate ventures	(129)

Funds from operations	$241,199

◾ Funds from operations allocable to unvested restricted shareholders	(705)

Funds from operations available to common share and unit holders (FFO)	$240,494

FFO per share - fully diluted	$1.39

Plus: capital market, transactional items and other	(2,046)

FFO, excluding capital market, transaction items and other	$238,448

FFO per share, excl. capital market, transaction items and other - fully diluted	$1.38

Weighted-average shares/units outstanding - fully diluted	173,298,710

APPENDIX A
83

2021 PROXY STATEMENT

CASH AVAILABLE FOR DISTRIBUTION

Funds from operations available to common share and unit holders	$240,494

Add (deduct):

◾ Rental income from straight-line rent net of straight-line rent termination fees	(14,744)

◾ Amortization of tenant inducements	1,064

◾ Deferred market rental income	(4,868)

◾ Company’s share of unconsolidated REV’s straight-line & deferred market rent	(3,864)

◾ Straight-line ground rent expense	1,454

◾ Stock-based compensation costs	6,685

◾ Fair market value amortization - mortgage notes payable	184

◾ Net gain on sale of undepreciated real estate	(201)

◾ Income tax benefit	(224)

Subtotal certain items	(14,514)

Less: Revenue maintaining capital expenditures

◾ Building improvements	(7,010)

◾ Tenant improvements	(28,024)

◾ Lease commissions	(12,504)

Total revenue maintaining capital expenditures	$(47,538)

Cash available for distribution (CAD)	$178,442

Total distributions paid	131,871

Distributions paid per common share	$ 0.76

CAD payout ratio (Distributions paid per common share /CAD)	73.9%

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BRANDYWINE REALTY TRUST

BRANDYWINE REALTY TRUST SAME STORE

OPERATIONS - TWELVE MONTHS

(unaudited and in thousands)

Of the 82 properties owned by the Company as of December 31, 2020, a total of 74 properties (“Same Store Properties”) containing an aggregate of 12.8 million net rentable square feet were owned for the entire twelve-month periods ended December 31, 2020 and 2019. Average occupancy for the Same Store Properties was 91.5% during 2020 and 92.7% during 2019. The following table sets forth revenue and expense information for the Same Store Properties:

Twelve Months Ended December 31

	2020	2019
REVENUE
◾ Rents	$425,404	$428,414
◾ Other	870	1,638
TOTAL REVENUE	426,274	430,052
Operating expenses
◾ Property operating expenses	107,571	113,253
◾ Real estate taxes	51,012	48,133
Net operating income	$267,691	$268,666
Net operating income - percentage change over prior year	-0.4%
Net operating income, excluding net termination fees & other	$264,626	$265,249
Net operating income, excluding net termination fees & other - percentage change over prior year	-0.2%
NET OPERATING INCOME	$267,691	$268,666
◾ Straight line rents & other	(13,776)	(8,303)
◾ Above/below market rent amortization	(4,316)	(5,655)
◾ Amortization of tenant inducements	829	691
◾ Non-cash ground rent expense	835	850
CASH - NET OPERATING INCOME	$251,263	$256,249
Cash - Net operating income - percentage change over prior year	-1.9%
Cash - Net operating income, excluding net termination fees & other	$246,343	$251,904
Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	-2.2%

APPENDIX A
85

2021 PROXY STATEMENT

Twelve Months Ended December 31

	2020	2019
Net income:	$307,326	$34,529
Add/(deduct):
◾ Interest income	(1,939)	(2,318)
◾ Interest expense	73,911	81,512
◾Interest expense - amortization of deferred financing costs	2,904	2,768
◾ Equity in loss of real estate ventures	18,584	9,922
◾ Net gain on real estate venture transactions	(75)	(11,639)
◾ Net gain on disposition of real estate	(289,461)	(356)
◾ Net gain on sale of undepreciated assets	(201)	(2,020)
◾ Depreciation and amortization	188,283	210,005
◾ General & administrative expenses	30,288	32,156
◾ Income tax provision (benefit)	(224)	12
Consolidated net operating income	329,396	354,571
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(61,705)	(85,905)
Same store net operating income	$267,691	$268,666

PAGE
86

BRANDYWINE REALTY TRUST

Twelve Months Ended December 31, 2020

EBITDA COVERAGE RATIOS
Net income			$307,326
Add (deduct):
◾	Net gain on disposition of real estate		(289,461)
◾	Net gain on real estate venture transactions		(75)
◾	Income tax benefit		(224)
◾	Interest expense		73,911
◾	Interest expense – amortization of deferred financing costs		2,904
◾	Interest expense – share of unconsolidated real estate ventures		10,852
◾	Depreciation and amortization		188,283
◾	Depreciation and amortization – share of unconsolidated real estate ventures		37,291
NAREIT EBITDA re			$330,807
	Capital market, transactional and other items
◾	Net gain on sale of undepreciated real estate		(201)
◾	Stock-based compensation costs		6,685
◾	Preferred equity partners’ share of EBITDA		16
◾	Partners’ share of consolidated real estate ventures interest expense		(50)
◾	Partners’ share of consolidated real estate ventures depreciation and amortization		(129)
EBITDA, excluding capital market, transactional and other items			$337,128
EBITDA, excluding capital market, transactional and other items/Total revenue			63.0%
◾	Interest expense (from above)		73,911
◾	Non-recurring non-cash interest expense recovery		1,980
◾	Interest expense – share of unconsolidated real estate ventures		10,852
◾	Interest expense – partners’ share of consolidated real estate ventures		(50)
Total interest expense		(a)	$86,693
◾	Scheduled mortgage principal payments		5,076
◾	Scheduled mortgage principal payments – share of unconsolidated real estate ventures		1,732
Total scheduled mortgage principal payments		(b)	$6,808
EBITDA (excluding capital market, transactional and other items) coverage ratios:
◾	Interest coverage ratio = EBITDA divided by (a)		3.9
◾	Debt service coverage ratio = EBITDA divided by (a) + (b)		3.6
◾	Net debt (including the Company’s share of unconsolidated real estate venture debt) to annualized quarterly EBITDA		6.3

APPENDIX A
87

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly-traded, full-service, integrated real estate companies in the United States, with a core focus in the Philadelphia, PA, Austin, TX, and Washington, D.C. markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio.

Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. Our deep commitment to our communities was recognized by NAIOP when we were presented with the Developer of the Year Award—the highest honor in the commercial real estate industry.

FSC code

866.426.5400
brandywinerealty.com

Front cover, starting at top: rendering of the East and West Towers, 3001 and 3025 JFK at Schuylkill Yards, Philadelphia, PA; rendering of Block A at Broadmoor, Austin, TX; photo of 1676 International, McLean, VA; rendering of 405 Colorado, Austin, TX; rendering of 155 Radnor, Radnor, PA

Back cover, starting at top: façade 4040 Wilson, Metro D.C.; rendering of lab space at 3151 Market St, Philadelphia, PA; yoga on Cira Green at Cira Centre South, Philadelphia, PA; rendering of the Eco Porch at 3151 Market Street in Schuylkill Yards, Philadelphia, PA

BRANDYWINE REALTY TRUST 2929 WALNUT STREET SUITE 1700 PHILADELPHIA, PA 19104

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BDN2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D39517-P51403 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRANDYWINE REALTY TRUST
The Board of Trustees recommends you vote FOR the following:
1. Election of Trustees
Nominees:	For	Against	Abstain

1a. James C. Diggs	☐	☐	☐	The Board of Trustees recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

1b. Reginald DesRoches	☐	☐	☐	2. Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for calendar year 2021.	☐	☐	☐
1c. H. Richard Haverstick, Jr.	☐	☐	☐

1d. Terri A. Herubin	☐	☐	☐	3. Provide a non-binding, advisory vote on our executive compensation.	☐	☐	☐

1e. Michael J. Joyce	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof shall be voted by the proxies appointed hereby in their discretion on the matter.
1f. Charles P. Pizzi	☐	☐	☐

1g. Gerard H. Sweeney	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D39518-P51403

Brandywine Realty Trust Annual Meeting of Shareholders

May 18, 2021 at 10:00 a.m. EDT

Proxy Solicited on Behalf of the Board of Trustees

The undersigned shareholder of Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), hereby appoints Gerard H. Sweeney and Charles P. Pizzi, and each of them, acting individually, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders of Brandywine Realty Trust to be held at 10:00 a.m. EDT on May 18, 2021, and at any postponement or adjournment thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers the undersigned would possess if personally present at the meeting.

This Proxy is solicited on behalf of the Board of Trustees. When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. If this Proxy is executed but no direction is made, this Proxy will be voted “FOR” the election of all trustees and “FOR” each of proposals 2 and 3. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or any postponement or adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any Proxy previously submitted with respect to the meeting.

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS

Continued and to be signed on reverse side